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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ISLE OF CAPRI CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, October 7, 2015

        The 2015 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at 600 Emerson Road, St. Louis, Missouri, on Wednesday, October 7, 2015 at 9:00 a.m., Central Time, for the following purposes:

  (1)
  To elect three Class II persons to the Board of Directors to hold office until 2018.

  (2)
  To approve the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan.

  (3)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2016 fiscal year.

  (4)
  To transact such other business as may properly come before the Annual Meeting.

        The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on August 14, 2015. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

        In accordance with the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet, we have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2015 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the Annual Meeting. We have not received notice of other matters that may be properly presented at the Annual Meeting.

        Your vote is important. Please read the proxy statement and the voting instructions on the proxy. Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please download, sign, date and promptly return the proxy. If you are the beneficial owner of shares held in "street name", your broker or bank, as the holder of record of the shares, must vote those shares in accordance with your instructions or, if you want to vote in person at the Annual Meeting, you must obtain a proxy from your broker or bank and bring that to the Annual Meeting. If you are a holder of record, you may also cast your vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

St. Louis, Missouri
August 19, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 7, 2015

        Isle of Capri Casino's Proxy Statement for the 2015 Annual Meetings of Stockholders is available at www.proxyvote.com.

Page
Questions and Answers	1
When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?	1
On what am I being asked to vote?	2
Who is entitled to vote at the Annual Meeting?	2
What constitutes a quorum for the purposes of voting?	2
What if a quorum is not present at the Annual Meeting?	2
How many votes do I have?	2
How many votes are needed to approve each item?	2
What if my stock is held by a broker?	3
How do I vote?	3
How do I vote using the proxy card?	3
Can I change my vote after I have submitted my proxy?	4
How will the votes be tabulated at the meeting?	4
Will the Company solicit proxies in connection with the Annual Meeting?	4
Election of Class II Directors	4
General	4
Class II Director Nominees for Election for Terms Expiring at the 2018 Annual Meeting of Stockholders	5
Directors Whose Terms of Office Will Continue After this Annual Meeting	6
Corporate Governance	8
Board Leadership Structure	9
Board of Directors' Role in Risk Oversight	9
Independence	10
Meetings	10
Committees	10
Compensation of Directors	12
Stockholder Communications with the Board of Directors	13
Executive Sessions	14
Code of Conduct	14
Compensation Committee Interlocks and Insider Participation	14
Ownership of Our Capital Stock	15
Executive Officers	17
Executive Compensation	18
Compensation Discussion and Analysis	18
Compensation Committee Report on Executive Compensation	34
Summary Compensation Table	35
Grants of Plan-Based Awards	36
Outstanding Equity Awards at Fiscal Year-End	37
Potential Payments Upon Termination or Change of Control	38
Employment Contracts	41
Certain Related Party Transactions	44
Audit Committee Report	45
Proposal 1—Election of Class II Directors	46
Proposal 2—Approve the Second Amended and Restated 2009 Long-Term Incentive Plan	47
Proposal 3—Ratification of Independent Registered Public Accounting Firm	56
Other Matters	57

i

ii

ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

PROXY STATEMENT
August 19, 2015

        We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2015 Annual Meeting of Stockholders to be held on Wednesday, October 7, 2015, beginning at 9:00 a.m., Central Time, at 600 Emerson Road, St. Louis, Missouri, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the "Company," "we," "us" or "our," unless the context indicates otherwise.

        Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A notice containing instructions on how to access our 2015 Annual Report to Stockholders, this proxy statement, and accompanying proxy card is expected to be first mailed to our stockholders on or about August 26, 2015.

QUESTIONS AND ANSWERS

        When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        The Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, seeks your proxy for use in voting at our 2015 Annual Meeting or at any postponements or adjournments of the Annual Meeting. The Board of Directors is soliciting proxies beginning on or about August 26, 2015. Our Annual Meeting will be held at 600 Emerson Road, St. Louis, Missouri on Wednesday, October 7, 2015, at 9:00 a.m., Central Time. All holders of our common stock, par value $0.01 per share, entitled to vote at the Annual Meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K for the fiscal year ended April 26, 2015 on the Internet.

        Pursuant to the rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the notice. In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISLE OF CAPRI CASINOS, INC.

On what am I being asked to vote?

        At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

  (1)
  To elect three Class II persons to the Board of Directors to hold office until 2018.

  (2)
  To approve the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan.

  (3)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2016 fiscal year.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting was August 14, 2015, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

        A majority of the shares of the Company's common stock outstanding, represented in person or by proxy, at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and "broker non-votes" (explained below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. As of the record date, August 14, 2015, there were 40,690,195 shares of the Company's common stock outstanding and entitled to vote, which excludes 1,375,953 shares held by us in treasury.

What if a quorum is not present at the Annual Meeting?

        If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

        Each outstanding share of the Company's common stock entitles its owner to one vote on each matter that comes before the meeting. Your proxy card indicates the number of shares of the Company's common stock that you owned as of the record date, August 14, 2015.

How many votes are needed to approve each item?

        Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, and broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders are not allowed to cumulate their votes for the election of directors.

        Approval of the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal.

        Ratification of the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2016 fiscal year requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, the Audit Committee may reconsider its selection.

What if my stock is held by a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Certain matters submitted to a vote of stockholders are considered to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting, so called "broker non-votes." For those matters that are considered to be "non-routine," brokerage firms that have not received instructions from their customers will not be permitted to exercise their discretionary authority. Each of the items listed above is a "non-routine" item.

How do I vote?

        Stockholders of record can choose one of the following ways to vote:

  (1)
  By mail:

    Isle of Capri Casinos, Inc.
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903

  (4)
  In person at the Annual Meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our Annual Meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our Annual Meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the Annual Meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  1.
  For the election of the three Class II directors recommended by the Board of Directors;

  2.
  To approve the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan;

  3.
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  4.
  In the discretion of the Board of Directors, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

        Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

  1.
  Delivering a written notice to the Secretary;

  2.
  Executing a later-dated proxy; or

  3.
  Attending the Annual Meeting and voting in person.

        A written notice revoking the proxy should be sent to the Company's Secretary at the following address:

    Edmund L. Quatmann, Jr.
    Chief Legal Officer and Secretary
    Isle of Capri Casinos, Inc.
    600 Emerson Road
    St. Louis, Missouri 63141

How will the votes be tabulated at the meeting?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors also will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

        Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. If we retain such a firm, the fee to be paid for such services will be borne by us and is not expected to exceed $7,500 plus reasonable expenses.

ELECTION OF CLASS II DIRECTORS

General

        Pursuant to our Certificate of Incorporation, the members of our Board of Directors are elected to serve staggered terms and are divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting our entire Board of Directors, and with the term of office of one class of members of our Board of Directors expiring at each annual meeting of stockholders.

        Additionally, pursuant to an agreement dated as of January 19, 2011 (the "Goldstein Governance Agreement"), among the Company, Robert S. Goldstein, our Chairman, Jeffrey D. Goldstein and Richard A. Goldstein, two of our directors, and GFIL Holdings, LLC, a Delaware limited liability company ("GFIL"), the Company agreed that until the Nomination Expiration Date (as defined below), it will take all action reasonably necessary for the Board of Directors to nominate and recommend for election by the Company's stockholders each of Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein (the "Goldstein Directors") (or, in the event that any of them dies or becomes legally incapacitated, another descendant of Bernard Goldstein (including a person legally adopted before the age of five) who is suitable to serve as our director pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors, who then are competent; provided, however, if our Board of Directors reasonably objects to such designee, another descendant reasonably acceptable to our Board of Directors may so be designated by the remaining qualified Goldstein Directors) at any annual meeting at which their respective directorship terms are scheduled to expire.

        The "Nomination Expiration Date" means the earlier to occur of (1) the tenth anniversary of the date of the Goldstein Governance Agreement and (2) such time as the sum of (i) and (ii) below do not equal in the aggregate at least 22.5% of the then outstanding shares of the Company's common stock, not including any shares of Class B common stock or shares of common stock issued upon conversion of any preferred stock: (i) the total number of Physical Shares of the Company's common stock directly owned by members of the Goldstein family (the "Goldstein Group"), including the Goldstein Directors, GFIL, spouses, children and grandchildren of certain members of the Goldstein family and entities associated with certain members of the Goldstein family, (other than GFIL) in the aggregate; and (ii) the total number of Physical Shares of the Company's common stock owned by GFIL multiplied by a fraction, the numerator of which is equal to the total number of Physical Shares of the membership interests of GFIL directly owned by members of the Goldstein Group and the denominator of which is equal to the then total outstanding membership interests of GFIL. "Physical Shares" means shares, units or interests of a corporation or other entity (such as a limited liability company, limited partnership or trust) beneficially owned by any person as to which such person directly or indirectly has voting and investment power and which are held either of record by such person or through a broker, dealer, agent, custodian or other nominee who is the holder of record of such shares.

Class II Director Nominees for Election for Terms Expiring at the 2018 Annual Meeting of Stockholders

        At the Annual Meeting, stockholders will vote on the election of nominees listed below to serve as our Class II directors for three-year terms to expire at the annual meeting of stockholders in 2018 or until their respective successors, if any, have been elected and qualified. All nominees are currently serving on the Company's Board of Directors.

        The Company does not know of any reason why any nominee would be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Company's Board may nominate.

        The Board of Directors recommends that you vote "FOR" each of the following nominees for three-year terms expiring in 2018:

        Bonnie Biumi, age 53, has been a director since October 2012. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi is a member of the board of directors of Home Properties, Inc., a publicly-traded company, where she serves as a member of the audit and compensation committees, and she is a member of the board of directors of Retail Properties of America, Inc., a publicly-traded company, where she serves as a member of the audit committee. She is a Certified Public Accountant.

        The Board of Directors supports and approves Ms. Biumi's nomination because of her extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as her service on the boards of other public companies. Ms. Biumi brings to the Board of Directors important perspectives with respect to leadership, financial and risk management.

        Jeffrey D. Goldstein, age 62, has been a director since October 2001. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1975 and he currently serves as President and Vice Chairman of Goldstein Group, Inc. Since 1975 Mr. Goldstein has held various leadership positions with the barge and other transportation businesses owned by Goldstein Group, Inc. and he currently serves as Chairman and President of Alter Company and Chairman and Chief Executive Officer of Alter Logistics Company, subsidiaries of Goldstein Group, Inc. Mr. Goldstein is the brother of Robert S. Goldstein and Richard A. Goldstein.

        The Board of Directors supports and approves Mr. Goldstein's nomination because of his extensive experience leading one of the largest barge transportation companies in the nation. He has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. His experience with riverboats and river traffic provides the Board of Directors with a unique understanding of issues impacting the Company's riverboat operations. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Virginia McDowell, age 57, has been a director since April 2012 and also serves as our President and Chief Executive Officer. Ms. McDowell joined us in July 2007 as our President and Chief Operating Officer. She was named our Chief Executive Officer in April 2011. From October 2005 to July 2007, Ms. McDowell served as Executive Vice President and Chief Information Officer at Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From 1997 through October 2005, Ms. McDowell served in a variety of positions at Argosy Gaming Company, including Vice President of Sales and Marketing, and Senior Vice President of Operations.

        The Board of Directors supports and approves Ms. McDowell's nomination because she brings extensive industry experience to the Board of Directors and because her day-to-day leadership of the Company provides the Board of Directors with intimate knowledge of all aspects of our business.

Directors Whose Terms of Office Will Continue After this Annual Meeting

Class III Directors (Terms expire at the 2016 annual meeting of stockholders)

        Robert S. Goldstein, age 60, has been a director since February 1993 and was named non-executive Chairman of the Board of Directors in July 2014. Prior to that, Mr. Goldstein was named Vice Chairman beginning in May 2008 and Executive Vice Chairman from October 2005 to May 2008. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1977 and he currently serves as Chairman and Chief Executive Officer of that entity. Mr. Goldstein also currently serves as Chairman and Chief Executive Officer of Alter Trading Corporation and has been associated with that company since 1977. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Richard A. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2013 because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Gregory J. Kozicz, age 54, has been a director since January 2010. Mr. Kozicz is president and chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company, and Alberici Constructors Inc., a wholly-owned subsidiary of Alberici Corporation. He also serves on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company.

        The Board of Directors supported and approved Mr. Kozicz's nomination in 2013 because he brings extensive experience in the areas of construction, corporate leadership and executive management. Mr. Kozicz has served in various leadership roles and brings important perspectives to the Board of Directors particularly in the area of both private and public companies.

Class I Directors (Terms expire at the 2017 annual meeting of stockholders)

        Richard A. Goldstein, age 54, has been a director since October 2009. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1981 and he currently serves as a director and Executive Vice President of Goldstein Group, Inc. Mr. Goldstein also currently serves as a board member and Executive Vice President of Alter Trading Corporation and Alter Company, subsidiaries of Goldstein Group, Inc. and companies engaged in the business of scrap metal recycling, and has been associated with these companies since 1981. Additionally, since April 2006, Mr. Goldstein has worked on new developments for Goldstein Group, Inc. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Robert S. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2014 because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Alan J. Glazer, age 74, has been a director since November 1996 and in October 2009, was named Lead Director. He is currently a Senior Principal of Morris Anderson & Associates, Ltd., a national management consulting firm, where he has worked since 1984. Prior to joining Morris Andersen, Mr. Glazer was Senior Vice President and Chief Financial Officer for Consolidated Foods Corp., a large international manufacturer and distributor of branded consumer products. Before joining CFC, Mr. Glazer spent 13 years at Arthur Andersen & Co., the last five as a General Partner. Mr. Glazer also serves as a director of Goldstein Group, Inc. The Board of Directors has designated Mr. Glazer as an "audit committee financial expert" as that term is defined in the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

        The Board of Directors supported and approved Mr. Glazer's nomination in 2014 because he has extensive experience in corporate reorganizations (including structuring mergers, acquisitions, divestitures and balance sheet recapitalizations), crisis management, development and implementation of strategic business plans, operations management, financial transactions and succession planning. Mr. Glazer brings to the Board of Directors a deep understanding of financial statements, which is necessary to serve as chairman of our Audit Committee, and an extensive knowledge of the financial and accounting issues facing public companies. Mr. Glazer has served as a member of the Board of Directors for more than 14 years and brings to the Board of Directors an in-depth understanding of the Company's business, history, culture and organization.

        Lee S. Wielansky, age 64, has been a director since February 2007. Since March 2003, Mr. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company with locations in St. Louis, Missouri and Jacksonville, Florida. From November 2000 to March 2003, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly-traded real estate investment trust engaged in the development of retail shopping centers. From 1998 to 2000, Mr. Wielansky was a Managing Director of Regency Centers

Development Group, Inc. and served as Chief Executive Officer of Midland Development Group, Inc. from 1983 until 1998 when the Company was acquired by Regency Centers Corporation. Mr. Wielansky serves as member of the board of directors of Pulaski Financial Corp., a holding company for Pulaski Bank, and also serves as a member of the board of directors of Acadia Realty Trust, a real estate investment trust.

        The Board of Directors supported and approved Mr. Wielansky's nomination in 2014 because of his extensive experience in management of operations, real estate investments and management, corporate governance, corporate finance and accounting. Mr. Wielansky brings to the Board of Directors important perspectives with respect to real estate and development.

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors developed and adopted Corporate Governance Principles in January 2010 as a general guide to assist the Board in carrying out its responsibilities and to promote the effective functioning of the Board and its committees. The Corporate Governance Principles sets forth the following principles, among other things:

  •
  The role of the Board of Directors is to govern the affairs of the Company for the long-term benefit of the Company's stockholders. The Board also considers, when appropriate, the interests of other constituencies including the Company's employees, customers, suppliers and the communities in which it does business. The Board strives to promote the success of the Company's business through the election of qualified executive officers.

  •
  The Board does not maintain a policy with regard to a mandatory or target retirement age.

  •
  Directors are expected to attend all Board meetings and meetings of committees on which they serve and are strongly encouraged to attend the Company's annual meetings of stockholders.

  •
  To ensure free and open discussion and communication among the independent directors, executive sessions of independent directors shall generally be held at regular meetings of the Board or otherwise upon the request of the Lead Director, if one has been elected.

  •
  Each director is expected to inform the Chairman of the Board and the chairman of both the Nominating, Leadership Development and Corporate Governance Committee and the Audit Committee of any public company or large private company (other than civic or charitable boards) directorship that the director has been offered before accepting that directorship.

  •
  Each director shall at all times exhibit high standards of integrity and ethical behavior, and shall at all times comply with the rules and requirements of all regulatory and licensing authorities (including gaming authorities) having jurisdiction over the Company and its business. The Audit Committee reviews related party transactions and potential conflict of interest situations and directors are expected to carry out their fiduciary obligations to the Company. Each director must disclose to the rest of the members of the Board any potential conflict of interest the director may have with respect to a matter under discussion and, if appropriate, refrain from voting on a matter on which the director may have a conflict.

  •
  The Board and each of its committees shall annually conduct a self-evaluation, which shall address the Board's (and each committee's) effectiveness in fulfilling its obligations.

  •
  Directors shall preserve the confidentiality of confidential material given or presented to the Board and of deliberations of the Board.

  •
  Absent unusual circumstances determined by the Board, the Company's management, as opposed to individual directors, provides the public voice of the Company.

  •
  Directors shall at all times maintain good standing with all regulatory agencies and shall comply with all requests on a timely and accurate basis.

  •
  The Company shall provide each director with complete access to the Company's management, subject where applicable to reasonable advance notice to the Company and reasonable efforts to avoid disruption to the Company's management, business and operations.

  •
  New directors shall receive an orientation to be conducted by the Company's management to assist them in assuming their roles as Board and, as applicable, committee members. The orientation shall include such matters as Board governance and operation, as well as the Company's history, strategic plans, business operations, financial position and legal and regulatory environment. In addition, the Company's management shall provide further information on an ongoing basis to assure that directors are aware of the business and other developments necessary to fulfill their role, and directors are encouraged, but not required, to periodically pursue or obtain appropriate programs, sessions or materials as to the gaming industry and the responsibilities of directors of publicly traded companies.

  •
  The Board shall from time to time consult with the Nominating, Leadership Development and Corporate Governance Committee, the Chief Executive Officer and others regarding management succession.

Board Leadership Structure

        Mr. Robert Goldstein, our Chairman, leads the Board of Directors and provides independent oversight of senior management. In addition, the Chairman provides guidance to the Chief Executive Officer, sets the agenda of the Board of Directors in consultation with the Chief Executive Officer and presides over meetings of stockholders and the Board. Mr. Robert Goldstein is "independent" as defined in Nasdaq Rule 5605(a)(2). Ms. McDowell, our President and Chief Executive Officer, has general charge and management of the affairs, property and business of the Company.

        The Board of Directors elected Mr. Glazer as its Lead Director. He has, in addition to the powers and authorities of any member of the Board of Directors, the power and authority to chair executive sessions and to work closely with the Chairman in determining the appropriate schedule for the Board of Directors meetings and assessing the quality, quantity and timeliness of information provided from our management to the Board of Directors. The Lead Director position is at all times held by a director who is "independent" as defined in Nasdaq Rule 5605(a)(2).

        The Board of Directors believes that the leadership structure is appropriate at this time based on the Board's understanding of corporate governance best practice. The Board of Directors does not have a policy specifying a particular leadership structure as it believes that it should have the flexibility to choose the appropriate structure as circumstances change. Our independent directors meet in regular executive sessions without management being present. Additionally, each of the Compensation Committee, Audit Committee and Nominating, Leadership Development and Corporate Governance Committee is composed entirely of independent directors.

Board of Directors' Role in Risk Oversight

        The Board of Directors recognizes that, although risk management is primarily the responsibility of the Company's management team, the Board of Directors plays a critical role in the oversight of risk, including the identification and management of risk. The Board of Directors believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board of Directors' involvement in risk oversight involves the full Board of Directors, the Compensation Committee, the Audit Committee, the Nominating, Leadership Development and Corporate Governance Committee and the Compliance Committee. The

Compensation Committee considers the level of risk implied by our compensation programs, including incentive compensation programs in which the Chief Executive Officer and other employees participate. The Audit Committee regularly considers major financial risk exposures and the steps taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews risks associated with our financial accounting and reporting processes, litigation matters, and our compliance with legal and regulatory requirements. The Nominating, Leadership Development and Corporate Governance Committee monitors potential risks to the effectiveness of the Board of Directors, notably Director succession and Board of Directors composition. The Compliance Committee reviews potential regulatory compliance risks with various jurisdictions and evaluates the Company's risks with potential business transactions.

Independence

        The Board of Directors has determined that, other than Ms. McDowell and James B. Perry (served as a member of the Board of Directors until July 25, 2014), all of the current and continuing directors, nominees and Mr. Schubert (served as a member of the Board of Directors until October 8, 2014) are independent as defined in Nasdaq Rule 5605(a)(2).

Meetings

        During the fiscal year ended April 26, 2015, which we refer to as "fiscal 2015," the Board of Directors met in person or telephonically ten times. During fiscal 2015, each of our incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he severed as a director) and (ii) the total number of meetings held by all committees of the Board of Directors during which period he served. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors attended last year's Annual Meeting of Stockholders.

Committees

        The Board of Directors has three full-time standing committees: the Compensation Committee, the Audit Committee and the Nominating, Leadership Development and Corporate Governance Committee. Additionally, the Board of Directors has the authority to establish such other committees as it deems appropriate from time to time. The Board of Directors currently has a Strategic Committee that acts as an advisory committee to the full Board in carrying out the Board's oversight responsibilities relating to the Company's strategic plan as well as potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company's business.

        During fiscal 2015, the standing committees of the Board of Directors met as follows:

Committee	Number of Meetings in Fiscal 2015
Compensation Committee	7
Audit Committee	9
Nominating, Leadership Development and Corporate Governance Committee	2 (plus informal meetings)

        Compensation Committee.    Ms. Biumi and Messrs. Jeffrey D. Goldstein and Kozicz are members of the Compensation Committee. Mr. Kozicz is the Chairman of the Compensation Committee and Ms. Biumi is the Vice Chairman. Mr. Schubert served as a member of the Compensation Committee until October 8, 2014, and Mr. Robert S. Goldstein served as a member of the Compensation Committee until June 11, 2015. The Compensation Committee acts as an advisory committee to the full

Board with respect to compensation of our executive officers and other key employees, including administration of the long-term incentive plan, equity grants and bonuses. Additional information regarding the policies of the Committee is set forth in the "Compensation Committee Report on Executive Compensation" included in this proxy statement. In accordance with Nasdaq Rule 5605(d)(1)(B), each member of the Compensation Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Compensation Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Audit Committee.    Ms. Biumi and Messrs. Glazer, Richard A. Goldstein and Wielanksy are members of the Audit Committee. Mr. Glazer is the Chairman of the Audit Committee and Ms. Biumi is the Vice Chairman. Mr. Schubert served as the Vice Chairman of the Audit Committee until October 8, 2014. The Audit Committee's responsibilities include selecting our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the "Audit Committee Report," included in this proxy statement. Each member of the Audit Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Board of Directors has determined that each member of the Audit Committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. Mr. Glazer has been designated as our "audit committee financial expert" under the SEC Rules. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Nominating, Leadership Development and Corporate Governance Committee.    Messrs. Richard A. Goldstein, Robert S. Goldstein, Kozicz and Wielansky are members of the Nominating, Leadership Development and Corporate Governance Committee (the "Nominating Committee"). Mr. Wielansky is the Chairman of the Nominating Committee. As set forth in the Corporate Governance Principles, the Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company's stockholders. The Nominating Committee is responsible for developing and periodically reviewing Board of Directors membership criteria. As set forth in the Corporate Governance Principles, the Nominating Committee believes that each director must:

  •
  have strength of character, high professional and personal ethics and values consistent with the longstanding values of the Company;

  •
  have the capacity to respectfully challenge one another's beliefs and assumptions with respect to Company decisions;

  •
  have business or other experience that will increase the overall effectiveness of the Board of Directors and allow insight based on experience;

  •
  be committed to enhancing total stockholder value; and

  •
  have sufficient time to carry out the director's duties.

        The Nominating Committee also believes that diverse and inclusive leadership is essential to capitalizing on the growing talent pool and propelling the Company to success. Accordingly, the Nominating Committee believes that it is important to incorporate diversity of experience, skills, cultures and education on the Board of Directors. In addition, the Nominating Committee takes into account issues of judgment, independence, potential conflicts of interest, financial literacy, succession planning, related industry experience and the extent to which a particular candidate would fill a present need on the Board of Directors. The Nominating Committee shall establish and adhere to its charter in performing its duties. In accordance with Nasdaq Rule 5605(e)(1)(B), each member of the Nominating Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Nominating Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        In addition to the foregoing committees of the Board of Directors, the Company also maintains a Compliance Committee that is comprised of directors, executive officers and independent third parties. Messrs. Richard A. Goldstein and Wielansky serve on the Compliance Committee, along with Steve DuCharme, an independent third party, and Arnold Block, our Chief Operating Officer, and Ms. Elizabeth Tranchina, our Vice President of Legal Affairs. Mr. Goldstein is the Chairman, Ms. Tranchina is our Compliance Officer. Mr. Schubert served as a member of the Compliance Committee until October 8, 2014. The Compliance Committee's responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Compensation of Directors

        Below is a table setting forth the annual compensation for our non-employee directors, including additional compensation for committee chairmen and vice chairmen, for the twelve-months ended October 2015:

At-Large Directors	Cash Retainer: $50,000
Meeting Attendance Fee: $2,000/meeting
Equity Award: $145,000
Chairman	Cash Retainer: $100,000
Meeting Attendance Fee: None
Equity Award: $270,000
Audit Committee Chairman	Cash Retainer: $22,500
Equity Award: $12,500
Audit Committee Vice Chairman	Cash Retainer: $3,750
Compensation Committee Chairman	Cash Retainer: $10,000
Equity Award: $10,000
Compensation Committee Vice Chairman	Cash Retainer: $3,750
Compliance Committee Chairman	Cash Retainer: $7,500
Nominating, Leadership Development & Corp. Governance Committee Chairman	Cash Retainer: $7,500
Strategic Committee Chairman	Cash Retainer: $7,500

        The annual cash retainers were paid in full in October 2014. The equity awards were awarded in shares of restricted stock and vest 50% on day of grant and 50% on the one-year anniversary of the grant date. The number of shares is determined by reference to the prior 20-day stock price and each board member was entitled to elect to receive up to 40% of his aggregate equity award in cash. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend.

        Director compensation for the twelve-months commencing in October 2015 has not yet been set.

Fiscal 2015 Director Compensation

        The following table sets forth information with respect to all compensation awarded the Company's directors during fiscal 2015:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bonnie Biumi	108,500	95,010	203,510
Alan J. Glazer	141,500	88,737	230,237
Jeffrey D. Goldstein	67,500	136,011	203,511
Richard A. Goldstein	65,500	136,011	201,511
Robert S. Goldstein	100,000	253,261	353,261
Gregory J. Kozicz	121,000	94,388	215,388
Virginia McDowell(3)	—	—	—
James B. Perry(4)	—	—	—
Scott E. Schubert(5)	2,000	—	2,000
Lee S. Wielansky	119,904	81,604	201,508

(1)
The amounts in this column include the following amounts as the cash portion of the stock award that the director elected to receive in cash: Ms. Biumi, $41,000; Mr. Glazer, $59,000; Mr. Kozicz, $51,000; and Mr. Wielansky, 54,404.

(2)
The amounts in this column represent the aggregate grant date fair value of awards granted during fiscal 2015 computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts for stock awards are disclosed in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 26, 2015 with the exception that for the directors no forfeiture rate is applied.

(3)
The base salary received by Ms. McDowell in fiscal 2015 for serving as President and Chief Executive Officer is not included in this table. Ms. McDowell did not receive additional compensation for her service as a director.

(4)
The base salary received by Mr. Perry in fiscal 2015 for serving as Executive Chairman of the Board of Directors is not included in this table. Mr. Perry did not receive additional compensation for his service as a director. Mr. Perry served in the role as Executive Chairman until June 24, 2014 and retired from the Board of Directors on July 25, 2014.

(5)
Mr. Schubert served as a member of the Board of Directors until October 8, 2014.

Stockholder Communications with the Board of Directors

        The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board of Directors a summary of all such correspondence and copies of all communications that he determines require the attention of the

Board of Directors. All communications will be compiled and submitted to the Board of Directors or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to irrelevant topics.

Executive Sessions

        In accordance with Nasdaq Rule 5605(b)(2), the Board of Directors currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. The Lead Director presides over these sessions.

Code of Conduct

        As required by Nasdaq Rule 5610, the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company's directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company's Code of Business Conduct and Code of Ethics are posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

Stock Ownership; Speculation in Company Stock

        As discussed below under Compensation Discussion and Analysis—Other Compensation Policies, the Company requires that members of the Board of Directors and certain members of management, including the executives, hold a certain percentage of the shares of the Company's common stock awarded to them. The Company considers it improper and inappropriate for any of its personnel to engage in short-term or speculative transactions involving the Company's securities. Accordingly, it is the Company's written policy that members of the Board of Directors, officers, employees and associates may not engage in any of the following activities with respect to the Company's securities at any time: (i) short sales, (ii) sales against the box and (iii) buying or selling puts or calls or other derivative instruments based on the Company's securities.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2015, the following persons served as members of the Compensation Committee: Ms. Biumi and Messrs. Jeffrey D. Goldstein, Robert S. Goldstein, Kozicz and Schubert (until October 8, 2014) and, except as described in "Certain Related Party Transactions," no member of the Compensation Committee had any material interest in a transaction with the Company or a business relationship with, or any indebtedness to, the Company. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

OWNERSHIP OF OUR CAPITAL STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of August 1, 2015 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers) who were employed on August 1, 2015, (3) all directors, nominees for director and executive officers (including the Named Executive Officers who were employed on August 1, 2015) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares Owned(2)
Robert S. Goldstein(3)	14,802,641	36.4%
Jeffrey D. Goldstein(4)	14,690,616	36.1%
Richard A. Goldstein(5)	14,684,081	36.1%
GFIL Holdings, LLC(6)	14,565,457	35.8%
Virginia McDowell	414,473	1.0%
Bonnie Biumi(7)	34,829	*
Arnold L. Block(8)	68,372	*
Alan J. Glazer(9)	156,378	*
Eric L. Hausler(10)	169,357	*
Gregory J. Kozicz(11)	78,866	*
Donn R. Mitchell, II(12)	133,935	*
Edmund L. Quatmann, Jr.(13)	192,926	*
Lee S. Wielansky(14)	99,779	*
John G. Wilson(15)	49,624	*
Directors and Executive Officers as a Group (13 persons)(16)	16,246,011	39.7%

*
Less than 1%.

Notes:

(1)
Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2117 State Street, Bettendorf, Iowa 52722.

(2)
Calculated pursuant to Rule 13d-3 under the 1934 Act. Under Rule 13d-3(d), shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 1, 2015, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(3)
The number of shares beneficially owned by Robert S. Goldstein includes 14,565,457 shares of which Robert S. Goldstein, as manager of GFIL (defined below), has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 17,503 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Robert S. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(4)
The number of shares beneficially owned by Jeffrey D. Goldstein includes 14,565,457 shares of which Jeffrey D. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 9,400 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(5)
The number of shares beneficially owned by Richard A. Goldstein includes 14,565,457 shares of which Richard A. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 9,400 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Richard A. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(6)
Information regarding beneficial ownership of the Company's common stock is included herein in reliance on Schedule 13D/A as filed with the Securities and Exchange Commission on June 26, 2015. Shares owned by GFIL Holdings, LLC, a Delaware limited liability company ("GFIL"), are reported as beneficially owned by Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein. The address for GFIL Holdings, LLC is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(7)
Includes 6,566 shares of restricted stock subject to vesting.

(8)
Includes 4,724 shares of restricted stock subject to vesting.

(9)
Includes 6,133 shares of restricted stock subject to vesting and 1,000 shares owned by Mr. Glazer's wife.

(10)
Includes 100,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(11)
Includes 6,523 shares of restricted stock subject to vesting.

(12)
Includes 27,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(13)
Includes 110,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(14)
Includes 5,640 shares of restricted stock subject to vesting.

(15)
Includes 6,667 shares of restricted stock subject to vesting.

(16)
Information provided is for the individuals who were our executive officers, directors and nominees for director on August 1, 2015, and includes 72,556 shares of restricted stock subject to vesting and 237,000 shares issuable upon exercise of stock options that are exercisable within 60 days.

 EXECUTIVE OFFICERS

        Below is a table that identifies our executive officers as of the date of this proxy statement, other than Ms. McDowell, who is identified in the above section regarding directors.

Name	Age	Position(s)
Eric L. Hausler	45	Chief Financial Officer
Arnold L. Block	68	Chief Operating Officer
Donn R. Mitchell, II	47	Chief Administrative Officer
Edmund L. Quatmann, Jr.	45	Chief Legal Officer and Secretary
John G. Wilson	58	Chief Development Officer

        Eric L. Hausler joined us in September 2009. He was named as our Chief Financial Officer in July 2014. Prior to July 2014, Mr. Hausler served as our Chief Strategic Officer since July 2011. From September 2009 to July 2011, Mr. Hausler was our Senior Vice President, Strategic Initiatives. From October 2006 to August 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From August 2005 to September 2006, Mr. Hausler served as a Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc.

        Arnold L. Block joined us in December 2008. He has been our Chief Operating Officer since June 2011. From December 2008 to June 2011, Mr. Block was our Senior Vice President, Isle Operations. Prior to that, Mr. Block served as senior vice president and general manager of the Harrah's, St. Louis property from October 2005 to January 2008. From July 1993 to October 2005, Mr. Block worked in a variety of leadership capacities for Argosy Gaming Company, including serving as regional vice president from June 2002 until October 2005, when the company was sold. In that role, he was responsible for three Argosy properties; Lawrenceburg, Indiana, Kansas City, Missouri, and Baton Rouge, Louisiana.

        Donn R. Mitchell, II joined us in June 1996. He has been our Chief Administrative Officer since July 2011. From December 2007 to July 2011, Mr. Mitchell also served as a Senior Vice President. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2006 to December 2007. Mr. Mitchell joined us in June 1996 as Director of Finance and served as Vice President of Finance from July 2001 to December 2005. Additionally, since October 2008, Mr. Mitchell has been an executive officer of our majority owned subsidiary Blue Chip Casinos Plc, a United Kingdom entity which owned and operated two casinos in the United Kingdom. In March 2009, Blue Chip filed for Administration in the United Kingdom under the Insolvency Act 1986. During fiscal year 2010, we completed the sale of our Blue Chip casino properties under a plan of administration and have no continuing involvement in its operation.

        Edmund L. Quatmann, Jr. joined us in July 2008. He has been our Chief Legal Officer since July 2011 and Secretary since July 2008. From July 2008 to July 2011, Mr. Quatmann was our Senior Vice President and General Counsel. Prior to joining us, Mr. Quatmann was the Senior Vice President and General Counsel of iPCS, Inc., a wireless telecommunications company based in Schaumburg, Illinois, where he was employed from November 2004 to June 2008. Prior to that, Mr. Quatmann practiced with the law firms of Mayer Brown LLP (October 1998 to November 2004) and Bryan Cave LLP (September 1996 to October 1998).

        John G. Wilson joined us in January 2013 as our Chief Development Officer. Prior to joining us, Mr. Wilson was the President of Construction Coordinators, Inc. a construction, real estate and development consulting firm from January 2007 to January 2013. Mr. Wilson was with Clayco Inc., a national full-service, turnkey real estate, architecture, engineering and design-build construction firm, where he served as its President from 1998 to 2007. Mr. Wilson also held the position of Vice President of Preconstruction for Clayco Inc. from 1995 to 1998. Prior to that, Mr. Wilson served in various positions for three other contracting firms. In 2006, Mr. Wilson passed the U.S. Green Building Counsel LEED Professional Accreditation exam and is a LEED AP.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        For purposes of the following Compensation Discussion and Analysis, the terms "executives" and "executive officers" refer to the named executive officers of the Company as set forth in the Summary Compensation Table, which appears on page 35 of this proxy statement, and the term the "Committee" refers to the Compensation Committee.

        For fiscal 2015, the named executive officers of the Company and title held as of the last day of fiscal 2015 are the following:

Virginia McDowell	President and Chief Executive Officer
Eric L. Hausler	Chief Financial Officer
Arnold L. Block	Chief Operating Officer
Edmund L. Quatmann, Jr.	Chief Legal Officer and Secretary
John G. Wilson	Chief Development Officer

Executive Summary

        The Committee remains committed to its executive compensation philosophy and key objectives, including pay for performance. Compared to the prior fiscal year, during fiscal 2015 the Company increased net revenues, Adjusted EBITDA and Adjusted EBITDA margin, while also significantly reducing its debt. The Committee believes that the compensation paid to the executive officers in fiscal 2015 is consistent with this level of performance.

        The Company exceeded the target level of financial performance established by the Committee in the fiscal 2015 short-term cash incentive plan and the executives substantially met expectations with respect to the non-financial measures established by the plan. Therefore, the executives received a payout of approximately 132% of target under the Company's short-term incentive plan. In addition, the cumulative three-year performance of the Company under the financial measure established by the Committee in fiscal 2012 exceeded target. Accordingly, the executives received an award of restricted stock units of approximately 145% of target.

Company Performance

        As a result of an improved economic backdrop and the Company's realigned marketing programs, fiscal 2015 net revenues increased 4.4%, to $996.3 million, compared to the prior fiscal year. The Company continued to focus on its profit improvement programs which, when combined with improved revenues year-over-year, led to an Adjusted EBITDA increase of 15.5%, to $200.2 million, compared to the prior fiscal year. Adjusted EBITDA margin for the year was 20.1% relative to 18.2% in fiscal 2014. During fiscal 2015, Adjusted EBITDA improved at 13 of the Company's 14 properties. The Company reduced its debt by approximately $73 million, resulting in the debt balance being below $1 billion for the first time since 2000. In April 2015, the Company refinanced its 7.75% senior notes due 2019 using proceeds from a $150 million add-on to its outstanding 5.875% senior notes due 2021, cash on hand and borrowings on its revolving credit facility.

        For a complete discussion of the Company's performance in fiscal 2015, reference should be made to Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the fiscal year ended April 26, 2015, a copy of which is included in the Annual Report to Stockholders delivered in connection with this Proxy Statement.

Executive Compensation Philosophy

        The primary goal of the Company's executive compensation philosophy is to attract and retain experienced and superior executive talent through competitive pay programs that focus our executives on driving profitable growth and incremental long-term value for our stockholders.

        Key tenets of our executive compensation philosophy include:

  •
  Providing total compensation opportunities comparable to those of our peer group for similar responsibilities and performance;

  •
  Relating a significant portion of total compensation to the Company's financial performance and the sustained creation of shareholder value;

  •
  Recognizing and rewarding for organizational effectiveness and progress against key strategic initiatives;

  •
  Linking incentive opportunity to fair but challenging performance objectives; and

  •
  Fostering ownership of Company stock among the executive team.

        Our executive compensation philosophy is supported and executed through the following principles and processes:

Peer group development

        For purposes of competitively benchmarking executive compensation and to provide a relative context for evaluating Company performance, the Committee, with the assistance of the Company's independent executive compensation consultant, has identified a group of companies that reflect the size, business characteristics, geographic focus, and challenges of the Company.

        It is the Committee's opinion that regional gaming and racetrack operators comprise the most applicable peer group in terms of the pool of executive talent available to the Company due to the high degree of experience and specialized knowledge required to provide effective oversight of multiple gaming properties in various jurisdictions. Also, many of the Company's executive officers are required to submit to extensive investigations conducted by the state police or an equivalent investigatory agency of their personal financial records, their character and their competency in order to be found "suitable" to serve in their respective capacities in each of the jurisdictions in which the Company operates. Accordingly, the pool of executives capable and willing to serve in an executive capacity in a publicly traded, multi-jurisdictional gaming company tends to consist mostly of individuals who are already working within the gaming or racing industry.

        While the Committee believes that a primary focus on gaming and racing organizations is appropriate for benchmarking the Company's executive compensation, it also recognizes that the Company's business is continually evolving to also include significant restaurant and hospitality operations, which expands the universe of organizations with which the Company competes for business and talent. In addition, the number of comparable regional gaming companies is limited, which requires the Company to look beyond its primary competitors for suitable peers.

        At the request of the Committee, in April 2014 the Committee's independent executive compensation consultant re-evaluated the peer group and assessed its continued suitability for competitive pay comparisons. The Committee continued to apply the following philosophy with respect to the peer group:

  •
  Suitable peers should be comparable to the Company in terms of size, geographic orientation, business focus, management challenge, and talent needs

    •
    Publicly-traded companies with revenues between $300 million and $3 billion (~1/3x to ~3x the Company's revenue)

    •
    Companies with operations largely focused in the U.S.

    •
    Companies similar in terms of business model and customer base

  •
  Companies that best fit the above model fall within two primary categories

  •
  Regional gaming organizations

  •
  U.S. based hospitality and leisure organizations (restaurants, hotel companies, and potentially cruise lines)

        In its evaluation, the Committee's independent executive compensation consultant identified other companies as possible additions to the peer group, but did not recommend any additions to the peer group. The Committee's independent executive compensation consultant noted that MTR Gaming Group, Inc. (a member of the peer group) had announced its agreement to merge with and into Eldorado Resorts, Inc.

        Accordingly, the Committee's independent executive compensation consultant recommended to the Committee that, upon consummation of the merger, the newly formed entity should replace MTR Gaming Group, Inc. in the peer group.

        The Committee considered the recommendations of its independent executive compensation consultant and, in April 2014, recommended and the Board approved the fiscal 2015 peer group remaining the same as the prior year, subject to the entity to be formed by the merger of MTR Gaming Group, Inc. and Eldorado Resorts, Inc. being added to the peer group to replace MTR Gaming Group, Inc. upon consummation of the merger. The merger was consummated in September 2014.

        It is the Committee's belief that the peer group listed below continues to provide an appropriate benchmark for fiscal 2015 that reflects the Company's size, skill base, management challenge, domestic focus, and the evolution of its industry:

    Boyd Gaming Corporation
    Cheesecake Factory, Inc.
    Choice Hotels International, Inc.
    Churchill Downs, Inc.
    Eldorado Resorts, Inc.
    Marriott Vacations Worldwide Corporation
    Norwegian Cruise Lines Holdings
    Penn National Gaming, Inc.
    Pinnacle Entertainment, Inc.
    The Marcus Corp.
    Vail Resorts, Inc.

Target total compensation opportunity

        The Committee establishes a target total compensation opportunity and target mix of individual program elements for each named executive officer relative to practices of the peer group, and where appropriate, to general survey data for companies of comparable size. Actual pay may differ from targeted levels depending on Company and individual performance and the impact of such performance on payouts under the Company's short and long-term incentive programs.

        A number of factors are considered when establishing targeted pay levels, including value to our stockholders, future leadership potential, level of job responsibility, critical experience/skills, the level of sustained performance, and the market demands for a particular type of talent. In general, it is the Company's policy to position target total compensation for its executive team at median peer group levels, with the potential to earn significantly more or less than target subject to Company and individual performance. The Committee engages an independent executive compensation consulting firm to provide guidance regarding competitive compensation practices, peer analysis, and recommendations.

Stockholder alignment

        To align with shareholder interests, total compensation opportunities for the Company's executives are tied to quantifiable Company performance metrics that closely relate to shareholder value, and through the use of equity awards, directly to the Company's stock price.

Mix of pay elements

        Compensation for the Company's executives is delivered through a mix of pay elements that is heavily performance based. The degree of "at risk" compensation increases with an executive's responsibility level to reflect the fact that executives at higher organizational levels are more likely to directly influence the Company's results.

Overview of Executive Compensation Elements

        The use of multiple compensation elements enables the Company to reinforce its pay for performance philosophy as well as to strengthen its ability to attract and retain high performing executive officers. The Company believes that its combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and facilitates executive recruitment and retention in a high-performance culture.

        The principle elements of the Company's executive compensation program are described below. Please see "Analysis of Fiscal 2015 Compensation" below for a discussion of the specific actions taken with respect to executive compensation for fiscal 2015.

        Base Salary.    Base salary compensates executives for competence in their roles. The base salary of each executive reflects a combination of factors, including market pay levels, the executive's experience and tenure, internal pay equity, the need to attract and retain excellent management talent, the Company's overall annual budget for merit increases, and the executive's individual performance. The primary comparative reference point used by the Committee when setting salaries is the median peer group salary for similar positions.

        Short-Term Cash Incentive Plan.    The short-term cash incentive plan is designed to encourage profitable annual performance and to reward and recognize individuals who directly influence and contribute to the achievement of operational and strategic initiatives that drive Company performance. The Committee believes that, by linking incremental annual incentive compensation to Company performance over which plan participants have a substantial degree of influence, the plan will promote higher levels of productivity and substantial additional value for the Company's stockholders. In order to accomplish these objectives, the plan is designed to meet the following criteria:

  •
  The short-term cash incentive opportunity available to key corporate personnel, including the named executive officers, is directly related to specific financial goals as well as to defined strategic initiatives and/or individual performance goals.

  •
  Outstanding achievement will result in outstanding rewards, i.e. the better the performance relative to the performance goals, the larger the incentive that participants will receive, subject to overall plan limitations. Conversely, poor achievement will result in no reward, or a payout substantially below target levels.

        Participants in the plan have a specific target incentive opportunity defined as a percentage of their base salary that is consistent with median peer group practices and the Company's internal organizational structure. The plan provides that the Committee, in its sole discretion, will establish performance goals for each fiscal year against which short-term cash incentive awards will be calculated using: (1) achievement of pre-determined Company financial goals and (2) a discretionary assessment of executive performance by the Committee. Each of these factors is independent of each other, and weighted in the bonus calculation. The Committee sets a threshold level of financial performance that must be achieved for a participant to earn any bonus for the applicable fiscal year under the financial component of the plan.

        The payout for financial performance is calculated by determining the variance from the pre-established target performance objectives. The payout for the financial performance component can range between 50% of the target opportunity, assuming that a threshold level of performance is achieved, and 150% of the target opportunity assuming achievement of the maximum performance goals.

        For the portion of the bonus based on the assessment of executive performance, general performance criteria are identified at the beginning of each fiscal year. These performance criteria may include Company performance, functional area performance, performance against key strategic initiatives, or individual performance, as approved by the Committee. During the fiscal year the Committee periodically reviews performance against the established criteria and may, as appropriate, modify objectives or add new objectives based on the then current circumstances. At the end of the fiscal year, the level of payout earned based on performance relative to the established criteria is determined by the Committee. The payout for the discretionary performance component can range between 50% of the target opportunity, assuming a threshold level of performance is achieved, and 150% of the target opportunity based on the maximum achievement of the performance goals.

        The portion of the short-term cash incentive for any fiscal year based on the financial performance goals shall be paid if the financial performance goals are achieved (i.e., there is no discretion). The portion of the short-term cash incentive for any fiscal year based the Committee's assessment of executive performance may be paid at the discretion of the Committee, regardless of whether the financial performance goals were achieved.

        Long-Term Incentive/Equity Plan.    The Company's long-term incentive plan provides the Committee with a variety of vehicles (including stock options, restricted stock and restricted stock units) through which it can reward and incent long-term Company performance.

        The Committee believes that this long-term incentive program directly promotes the interests of shareholders by both providing a strong retention tool and by focusing executive management on the strategies and tactics required to materially boost the Company's share price over the measurement period.

        Deferred Compensation.    The Company does not maintain any defined benefit pension programs for its executives. Instead, consistent with the competitive practices of the Company's peer group, the Company maintains an elective non-qualified deferred compensation plan for its executives. None of the executives participated in this plan in fiscal 2015.

        Benefits and Perquisites.    The Committee believes that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees and consistent with competitive practices among the Company's peer group. The standard benefits offered to all of the Company's employees include medical, dental and vision insurance, group life insurance, short and long-term disability, and a 401(k) with certain contributions matched by the Company. In addition, through October 2013, all executives were enrolled in the Medical Executive Reimbursement Plan (the "MERP") in which an allocation in amount up to 5% of each executive's base salary aids with payment of certain medical expenses other than premiums. All such supplemental benefits and perquisites are subject to applicable federal, state and local taxation. The benefit paid under the MERP is grossed-up for taxes. The MERP was suspended in October 2013.

Role of Executive Officers and Board of Directors in Compensation Decisions

        The Chief Executive Officer assists the Committee in making compensation decisions for the Company's executives, including the named executive officers, primarily by making recommendations and evaluating day-to-day performance of the executives. The Chief Executive Officer and other executives do not play a role in determining their own compensation, and are not present at the executive sessions of the Committee in which their pay is discussed.

        The Committee's analysis and determinations are recommended to the Board of Directors for approval.

Role of Compensation Consultant

        Farient Advisors served as the Committee's independent executive compensation consultant from October 2011 to July 2015. In July 2015, the Committee engaged Echelon Compensation Partners as its independent executive compensation consultant. The principals at Echelon are former principals or senior consultants of Farient Advisors. Generally, the Committee's independent executive compensation consultant performs the following duties for the Committee:

  •
  Annual review of the Company's compensation philosophy, peer group and competitive positioning in terms of reasonableness and appropriateness;

  •
  Annual review of the Company's pay program and incentive plan design in terms of good governance, regulatory compliance, peer practices, effectiveness, and support of shareholder value;

  •
  Providing ongoing updates and advice to the Committee on compensation trends and best practices;

  •
  Review of the Compensation Discussion and Analysis and compensation tables;

  •
  Annual risk assessment of the Company's compensation programs; and

  •
  Periodic review of the Company's Board of Directors compensation.

        As required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Committee selects its independent executive compensation consultant only after assessing the firm's independence, including taking into consideration the following factors, among others:

          1.     the fact that the firm does not provide any other services to the Company;

          2.     the fees received by the firm as a percentage of its total revenues;

          3.     the firm's policies and procedures designed to prevent conflicts of interest;

          4.     the absence of any significant business or personal relationships between the firm and members of the Committee;

          5.     the fact that the firm does not own any Company stock; and

          6.     the absence of any business or personal relationships between the firm and any executive officer of the Company.

        Based upon this assessment, the Committee determined that neither the engagement of Farient Advisors nor the engagement of Echelon Compensation Partners raises any conflicts of interest or similar concerns.

Results of Say-on-Pay Vote

        At our annual meeting in October 2014, we held an advisory, non-binding stockholder vote on the compensation of our named executive officers. Our stockholders approved, on an advisory, non-binding basis, a resolution approving executive compensation. Although such advisory vote on executive compensation was non-binding, the Committee considered the outcome of this vote when making compensation decisions for our named executive officers. The Committee has not made any changes to our executive compensation program expressly as a result of such vote.

Analysis of Fiscal 2015 Compensation

        Executive Compensation Review.    In early fiscal 2015, at the Committee's request, the Committee's independent executive compensation consultant performed a comprehensive competitive analysis of the Company's executive compensation program design and pay levels. The consultant assessed the Company's compensation program design and policies relative to its peer group, "best" practices, regulatory trends and regulatory compliance. It also competitively assessed the Company's fiscal 2014 executive compensation positioning for key positions. Specifically, the consultant:

  •
  determined year-to-year changes in the named executive officer compensation levels among the Company's peer group as a basis for considering potential adjustments to the pay levels of the Company's executive team;

  •
  analyzed compensation data disclosed in 2014 proxy statements filed with the SEC for the top-five officers (chief executive officer, chief financial officer and three other highest paid positions) for the Company's peer group; and

  •
  determined year-to-year changes in salary, target bonus, short-term compensation, long-term incentives and total direct compensation.

        The key finding of the Committee's independent executive compensation consultant analysis was that year-to-year changes in target executive pay levels among the Company's peers were moderate, suggesting that no changes to the Company's executive salaries or incentive targets were necessary, except to respond to organizational changes.

        Based on these findings, the Committee's independent executive compensation consultant concluded that, overall, the Company's executive pay programs are aligned with competitive norms and sound governance practices and provide a solid link to long-term value creation.

2015 Compensation Decisions

Annual Base Salaries and Targets

        Based on the above analysis and the recommendation of the Committee's independent executive compensation consultant, the Committee recommended and the Board approved leaving annual base salaries unchanged for a second consecutive fiscal year. Accordingly, set forth below are the named executive officer base salaries for fiscal 2015:

Executive	Annual Base Salary($)	Target Short-Term Incentive Opportunity as Percentage of Base Salary
Ms. McDowell	775,000	100%
Mr. Hausler(1)	450,000	70%
Mr. Block	500,000	70%
Mr. Quatmann	400,000	60%
Mr. Wilson	375,000	60%
Mr. Black(2)	500,000	70%

(1)
Mr. Hausler was named Chief Financial Officer effective July 10, 2015. Prior to being named Chief Financial Officer, Mr. Hausler served as the Company's Chief Strategic Officer. In this capacity, his fiscal 2015 base salary was $375,000 and his target short-term incentive opportunity as a percentage of base salary was 60%. Mr. Hausler's pro-rated fiscal 2015 salary was $437,500 and his pro-rated fiscal 2015 target short-term incentive opportunity as a percentage of base salary was 69%.

(2)
Mr. Black's employment with the Company terminated on July 10, 2014.

        Assuming target performance, set forth below is the total annualized target compensation for each of the named executive officers for fiscal 2015:

Executive	Base Salary($)	Target Short-Term Cash Incentive($)	Target Long-Term Equity Incentive($)(1)	Target Total Compensation($)
Ms. McDowell	775,000	775,000	2,000,000	3,550,000
Mr. Hausler(2)	450,000	315,000	300,000	1,065,000
Mr. Block	500,000	350,000	300,000	1,150,000
Mr. Quatmann	400,000	240,000	300,000	940,000
Mr. Wilson	375,000	225,000	300,000	900,000
Mr. Black(3)	500,000	350,000	500,000	1,350,000

(1)
Target long-term equity incentive values represent annualized target value of three-year front-loaded performance-based restricted stock unit ("RSU") grant made in fiscal 2013. Awards made under the three-year front-loaded performance-based RSU grant were awarded at the end of fiscal 2015.

(2)
Mr. Hausler was named Chief Financial Officer effective July 10, 2015. Prior to being named Chief Financial Officer, Mr. Hausler served as the Company's Chief Strategic Officer. In this capacity, his fiscal 2015 base salary was $375,000 and his target short-term incentive opportunity as a percentage of base salary was 60%. Mr. Hausler's pro-rated fiscal 2015 salary was $437,500, his pro-rated fiscal 2015 target short-term incentive opportunity as a percentage of base salary was 69% and his fiscal 2015 target long-term equity incentive was unchanged.

(3)
Mr. Black's employment with the Company terminated on July 10, 2014.

        In keeping with the Committee's belief that the compensation of its executives should be weighted toward "at risk," performance-based elements, set forth below is the percentage of fiscal 2015 target total compensation for the Company's named executive officers that is performance-based:

Executive	Percentage of Total 2015 Target Compensation that was Performance- Based (%)
Ms. McDowell	78%
Mr. Hausler(1)	58%
Mr. Block	57%
Mr. Quatmann	57%
Mr. Wilson	58%
Mr. Black	63%

(1)
Assumes Mr. Hausler's promotion was effective as of the first day of fiscal 2015.

Short-Term Incentive Plan

        For fiscal 2015, the Committee recommended and the Board approved that 70% of each named executive officer's annual short-term cash incentive bonus would be determined based on the Company's financial performance, and 30% based on the Board's evaluation of the achievement of team-based milestones and objectives contained in the Company's strategic plan. As previously discussed, each component is independent of the other. The Committee determined that this weighting provided the most appropriate balance between quantitative measurement of Company financial performance and the performance of each individual executive and the executive team as a whole.

        With respect to the financial component, the Committee recommended and the Board approved that the appropriate measure of the Company's performance for fiscal 2015 would be earnings before interest, income taxes, depreciation and amortization adjusted for items as budgeted in the fiscal 2015 plan ("Operating EBITDA"). The Committee selected Operating EBITDA because it believes that this measure most closely aligned the participating executives with sustained shareholder value creation.

        For fiscal 2015, the Committee recommended and the Board approved the following relationship between payout and performance for the financial component of the short-term cash incentive plan:

Performance (Approx. % of Target)	Short-Term Cash Incentive Plan Payout (% of Target)
< 90%	No Payout
90%	50%
100%	100%
110%	150%
>110%	150%

        For performance between the defined payout points, the earned incentive is interpolated on a straight-line basis (e.g., performance equal to 95% of target will result in a payout of 75% of target).

        For fiscal 2015, the Company achieved 114% of the Operating EBITDA target established by the Committee, which resulted in a payout of 150% of the financial component of the short-term cash incentive plan.

        With respect to the executive performance component of the plan, the Committee and the executive team established, and the Board approved, team-based milestones and objectives derived from the Company's strategic plan. At the conclusion of the fiscal year, the Committee evaluated the executive team's performance against the previously established milestones and objectives. The Committee recommended and the Board approved that the executive team substantially met expectations in fiscal 2015 and awarded the executive team 89% of the executive performance component of the plan.

        Based on performance in terms of the financial and executive performance components of the plan, the named executive officers achieved 132% under the Company's short-term cash incentive plan for fiscal 2015 as follows:

Executive	Actual Payment($)
Ms. McDowell	1,020,675
Mr. Hausler	395,100
Mr. Block	460,950
Mr. Quatmann	316,080
Mr. Wilson	296,325
Mr. Black(1)	30,134

(1)
Mr. Black's employment with the Company terminated on July 10, 2014. Pursuant to the terms of his employment agreement, Mr. Black received his earned but unpaid annual short-term cash incentive bonus through his termination date.

Long-Term Incentive Plan

        For the three-year period beginning in fiscal 2013, the Committee recommended and the Board approved cumulative three-year target long-term incentive awards for each named executive officer as follows:

Executive	Three-Year Target Long-Term Incentive Award($)
Ms. McDowell	6,000,000
Mr. Hausler	900,000
Mr. Block	900,000
Mr. Quatmann	900,000
Mr. Wilson	900,000
Mr. Black	1,500,000

        The above targets were developed after considering both long-term incentive grant practices of the peer group and internal equity, and represent three years of typical competitive awards to account for the three-year frontloaded nature of the grants.

        In fiscal 2013, the Committee awarded performance-based RSUs which reflect the above target values as follows:

	Number of Performance-Based RSUs(#)
Executive	Threshold	Target	Maximum
Ms. McDowell	187,500	545,455	857,143
Mr. Hausler	28,125	81,818	128,571
Mr. Block	28,125	81,818	128,571
Mr. Quatmann	28,125	81,818	128,571
Mr. Wilson	28,125	81,818	128,571
Mr. Black	46,875	136,364	214,286

        The measurement period to determine the number of earned RSUs ended on the last day of fiscal 2015 and, shortly thereafter, the Committee's independent executive compensation consultant calculated the Company's performance over the measurement period with respect to the two components of the plan: closing market prices of the Company's common stock for the 90-calendar day period ending on the last day of fiscal 2015 and total shareholder return over the measurement period. The Committee certified and the Board approved that the performance goals established under the long-term incentive plan had been exceeded. Accordingly, the participants achieved 132% under the Company's long-term incentive plan for the three-year period ending on the last day of fiscal 2015 as follows:

Executive	Earned Number of Performance-Based RSUs(#)
Ms. McDowell	792,692
Mr. Hausler	118,904
Mr. Block	118,904
Mr. Quatmann	118,904
Mr. Wilson	118,904
Mr. Black(1)	145,205

(1)
Pursuant to the terms of the award agreement, Mr. Black's award was pro-rated to the date of his termination.

        Fifty percent (50%) of the earned RSUs became immediately vested as of the last day of the measurement period (April 26, 2015) and the remaining fifty percent (50%) of the earned RSUs shall become vested one year thereafter (April 26, 2016). All vested RSUs were issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination and change of control.

Employment Agreements

        Consistent with gaming industry practice, the Company generally enters into employment agreements with its vice presidents and above, and with the general manager of each of its gaming properties. The Company seeks to minimize the number of individuals to whom it provides employment agreements, while at the same time achieving the objectives set forth below. Relevant to this approach, the Company considers the standard competitive practices in the gaming industry.

        There are a number of strategic objectives that the Company expects to achieve by entering into employment agreements with certain key employees, including:

  •
  Attracting and retaining talented executives;

  •
  Limiting potential liability from the termination of executives, including the total severance that may be paid to an executive in the event that the Company elects to terminate the executive without cause;

  •
  Providing an effective retention mechanism; and

  •
  Providing the Company with effective and comprehensive protection of its strategic plans, intellectual property, and human capital.

        Some of the key terms of the Company's employment agreements with executives are:

        Term.    With the exception of Ms. McDowell, the Company's President and Chief Executive Officer whose employment agreement had an initial three-year term, the initial term of employment agreements covering the Company's named executive officers is one year. The employment agreements renew for successive one-year terms unless notice is provided or the agreement is terminated earlier. The Company believes that the term of each employment agreement represents a reasonable period for which the Company and the executive to mutually commit to maintain the employment relationship. For the Company, the term provides for stability and predictability among its leadership ranks. For the executive, the term provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term stockholder value.

        Termination and Restrictive Covenants.    The Company offers certain additional payments to its executives if the Company elects to terminate the executive's employment without "cause" or as a result of death or total disability. Each employment agreement contains a set of restrictive covenants designed to provide the Company with a reasonable degree of protection of its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition, (ii) solicitation of employees, and (iii) disclosure and use of confidential information, which remain in place for one year following termination. The Board selected this time period based on its determination of the extent to which each individual's tenure with, and knowledge of, the Company might be used to adversely impact the Company's strategic plans, intellectual property or human capital.

        Change in Control.    In the event of a change in control, each executive officer is entitled to receive certain additional payments if their employment is terminated. The Company believes that these payments provide an effective retention mechanism and continuity of leadership during a change in control.

        For a detailed discussion of the terms contained in each executive's employment agreement, please refer to page 41 below.

Other Compensation Policies

Equity Awards Policy

        The Committee's procedure for timing of equity awards helps to provide assurance that grants are never manipulated or timed to result in favorable pricing for executives. Generally, equity awards are awarded by the Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day average stock price. The Company schedules Board of Directors and Committee meetings in advance. Meeting schedules and award decisions are made without regard to the timing of Company SEC filings or press releases. Equity awards are generally granted on the date approved by the Committee or, in the case of new hires, pursuant to the terms of an employment agreement.

Stock Holding Policy

        The Committee and Board encourages executives to manage from an owner's perspective by having and maintaining an equity stake in the Company. To that end, all of the Company's executives are also stockholders of the Company. In January 2009, the Board of Directors adopted the Isle of Capri Casinos, Inc. Stock Holding Policy. The Stock Holding Policy provides that members of the Board of Directors and certain members of management, including the named executive officers, are required to hold a certain percentage of the shares of the Company's common stock received by them upon lapse of the restrictions on restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and the exercise price of the option). The percentage ranges from 20% for the Company's general managers to 50% for members of the Company's Board of Directors, the Chief Executive Officer and her or his direct reports.

Impact of Prior Compensation

        Amounts realized from prior compensation grants did not serve to increase or decrease fiscal 2015 compensation grants or amounts. The Company's and the Committee's primary focus is competitive pay opportunities on an annual basis.

Risk Management Practices and Risk-Taking Incentives

        As previously noted, the Committee engages its independent executive compensation consultant on an annual basis to assess material risks relating to the Company's compensation practices and policies for all employees to identify and address compensation plan features that could trigger material harm to the Company by encouraging:

  •
  Excessive risk taking,

  •
  Misstatement of financial results, and

  •
  Fraud or misconduct.

        The most recent risk assessment performed by the Committee's independent executive compensation consultant determined that the Company has a balanced executive compensation program that does not encourage excessive risk taking. Accordingly, the Committee concluded that the Company's compensation policies enhance the Company's business interests by encouraging innovation and appropriate levels of risk taking.

Tax Deductibility of Compensation Programs

        Section 162(m) of the Code limits our deduction for compensation paid to certain executives to $1 million unless certain requirements are met. The policy of the Committee with regard to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

Fiscal 2016 Compensation Actions

        The Company has taken the following actions with respect to fiscal 2016 executive compensation:

Peer Group

        At the request of the Committee, in July 2015, the Committee's independent executive compensation consultant re-evaluated the peer group and assessed its continued suitability for competitive pay comparisons. In doing so, the Committee applied similar criteria to prior reviews:

  •
  Suitable peers should be comparable to the Company in terms of size, geographic orientation, business focus, management challenge, and talent needs

  •
  Publicly-traded companies with revenues between $300 million and $3 billion (~1/3x to ~3x the Company's revenue)

  •
  Companies with operations largely focused in the U.S.

  •
  Companies similar in terms of business model and customer base

  •
  Companies that best fit the above model fall within two primary categories

  •
  Regional gaming organizations

  •
  U.S. based hospitality and leisure organizations (restaurants, hotel companies, and potentially cruise lines)

        In its evaluation, the Committee's independent executive compensation consultant identified four companies as potential additions to the peer group, but did not recommend adding them at this time. The Committee accepted the recommendation of its consultant and did not recommended that the Board make any changes to the peer group. It is the belief of the Committee and the Board that the peer group listed below continues to provide an appropriate benchmark that reflects the Company's size, skill base, management challenge, domestic focus, and the evolution of its industry:

    Boyd Gaming Corporation
    Cheesecake Factory, Inc.
    Choice Hotels International, Inc.
    Churchill Downs, Inc.
    Eldorado Resorts, Inc.
    Marriott Vacations Worldwide Corporation
    Norwegian Cruise Lines Holdings
    Penn National Gaming, Inc.
    Pinnacle Entertainment, Inc.
    The Marcus Corp.
    Vail Resorts, Inc.

Fiscal 2016 Short-Term Incentive Plan Design

        In April 2015, the Committee and the Board approved the fiscal 2016 short-term incentive plan for Company executives including the named executive officers. For fiscal 2016, the Committee recommended and the Board approved that the financial component of the short-term incentive plan should, to encourage sustained year-to-year earnings growth, add a provision pursuant to which the "core" payout would be adjusted (up or down) by up to 25% based on current fiscal year performance versus prior fiscal year performance.

        Consistent with recent years, the Committee recommended and the Board approved that 70% of short-term bonus would be determined based on the Company's financial performance and 30% based on the Committee's assessment of performance criteria specific to the fiscal 2016 goals as approved by the Board of Directors. Each component is independent of the other. As in recent years, the Committee and the Board determined that this weighting provided the most appropriate balance between quantitative measurement of Company financial performance and the performance of each individual executive and the executive team as a whole.

        With respect to the financial component, the Committee recommended and the Board approved that the appropriate measure of the Company's performance for fiscal 2016 is Operating EBITDA measured against a pre-established target, subject to the newly added 25% up or down adjustment based on fiscal 2016 performance versus fiscal 2015 performance. The Committee selected Operating EBITDA because it believes that this measure most closely aligns the participating executives with sustained shareholder value creation.

        For fiscal 2016, the Committee recommended and the Board approved the following relationship between payout and Operating EBITDA performance, which is consistent with the relationship used in recent years:

Performance (Approx. % of Target)	Short-Term Cash Incentive Plan Payout (% of Target)
< 90%	No Payout
90%	50%
100%	100%
110%	150%
> 110%	150%

        The above payout would then be adjusted as follows based on fiscal 2016 Operating EBITDA compared to fiscal 2015 Operating EBITDA:

Fiscal 2016 Operating EBITDA Compared to Fiscal 2015 Operating EBITDA	Adjustment to Payout
< –10%	–25%
≤ –8% to ≥ –10%	–20%
≤ –6% to ≥ –8%	–15%
≤ –4% to ≥ –6%	–10%
≤ –2% to ≥ –4%	–5%
≤ 2% to ≥ –2%	0%
> 2% to ≤ 4%	+5%
> 4% to ≤ 6%	+10%
> 6% to ≤ 8%	+15%
> 8% to ≤ 10%	+20%
> 10%	+25%

        In each case, for performance between the defined payout points, the earned incentive is interpolated on a straight-line basis.

        With respect to the executive performance component of the plan, the Committee and the executive team established performance criteria which were approved by the Committee and the Board. At the conclusion of the fiscal year, the Committee will assess performance against the previously established performance criteria.

Fiscal 2016 Long-Term Incentive Plan Design

        In April 2015, the Committee recommended and the Board approved the fiscal 2016 long-term incentive plan for Company executives, including the named executive officers. The fiscal 2016 plan provides that participants in the plan will have a specified target annual award opportunity within the following ranges based on their position within the Company:

Position	Range for Target Award Opportunity($)
Chief Executive Officer	1,750,000 - 2,250,000
Chief Financial Officer/Chief Operating Officer	450,000 - 550,000
Chief Legal Officer/Chief Development Officer/Chief Administrative Officer	350,000 - 450,000

        The fiscal 2016 long-term incentive plan also established that each executive's long-term incentive opportunity would consist of the following three components:

FY16 LTIP Components	Percent of Target LTIP Opportunity
Time-Vesting Restricted Stock Units ("RSUs")	25%
Non-Qualified Stock Options ("NQSOs")	35%
Performance-Based Stock Units ("PBSUs")	40%

        The Committee determined to use these three vehicles in the above proportions in order to provide a reasonable balance between focus on long-term financial and stock price performance and retention of key executives.

        The RSUs and NQSOs to be awarded under the fiscal 2016 plan will vest over time—the RSUs in three equal annual installments and the NQSOs in five equal annual installments—in each case beginning a year from the grant date. Each PBSU awarded under the fiscal 2016 plan represents a contingent right to receive one share of Company common stock (or its cash equivalent) at the end of the measurement period (April 27, 2015 to April 29, 2018). The number of PBSUs that may be earned shall be determined at the end of the measurement period based on the Company's three-year performance relative to a performance measure established by the Committee. For the measurement period beginning with fiscal 2016, the Committee determined that Return on Invested Capital ("ROIC") was the appropriate performance measure because of the measure's close correlation with long-term value creation and the Company's strategic focus on the efficient use of capital. If ROIC does not reach the threshold level (i.e., 70% of target), then none of the PBSUs will be earned and such unearned PBSUs will expire at the end of the measurement period. Below is the payout table for the fiscal 2016 plan:

Three-Year ROIC Performance (Approx. % of Target)	Long-Term Incentive Plan Payout (% of Target)
≥ 130%	150%
100%	100%
70%	50%
< 70%	0%

        Based on the analysis of the Company's independent executive compensation consultant, the Committee and the Board believe that the above payout table is both consistent with peer practices and represents a realistic relationship between payout and performance.

        Assuming that the participant remains employed at the end of the measurement period, the PBSUs shall become immediately vested as of the last day of the measurement period. All PBSUs that have vested shall be issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination without cause and change of control.

 Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: The Compensation Committee:

Gregory J. Kozicz, Chairman
Bonnie Biumi, Vice Chairman
Jeffrey D. Goldstein

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal year ended April 26, 2015 by the Company's principal executive officer, principal financial officer, and three other most highly compensated, individuals serving as executive officers on the last day of such fiscal year (collectively, the "Named Executive Officers"). Additionally, to the extent the Named Executive Officer was included in the table for such fiscal year; the table also includes compensation earned during the fiscal years ended April 27, 2014 and April 28, 2013.

Name & Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Virginia McDowell	2015	775,000	—	1,020,675	—	1,795,675
President and Chief	2014	775,000	—	232,500	—	1,007,500
Executive Officer	2013	763,462	2,318,184	—	—	3,081,646
Eric L. Hausler(4)	2015	434,135	—	395,100	—	829,235
Chief Financial Officer	2014	375,000	—	67,500	12,006	454,506
	2013	375,000	414,817	56,250	—	846,067
Arnold L. Block	2015	500,000	—	460,950	10,941	971,891
Chief Operating Officer	2014	500,000	—	90,000	14,754	604,754
	2013	488,462	414,817	56,250	32,151	991,680
Edmund L. Quatmann, Jr.	2015	400,000	—	316,080	—	716,080
Chief Legal Officer and	2014	400,000	—	72,000	—	472,000
Secretary	2013	400,000	414,817	56,250	—	871,067
John G. Wilson	2015	375,000	—	296,325	—	671,325
Chief Development Officer	2014	375,000	—	67,500	19,963	462,463
Dale R. Black(5)	2015	491,781	—	30,134	—	521,915
Former Chief Financial Officer	2014	500,000	—	105,000	13,006	618,006
	2013	500,000	691,365	56,250	14,402	1,262,017

(1)
The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts are disclosed in the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the relevant fiscal year, with the exception that for the employees no forfeiture rate is applied. No stock awards were made for performance in fiscal 2015 or fiscal 2014. For fiscal 2013, the amounts in this column reflect the aggregate grant date fair value of each executive's three-year front-loaded award of restricted stock units containing market performance conditions which will determine the ultimate number of RSUs, if any, to be awarded. Because no additional long-term incentive grants are contemplated for the Named Executive Officers until 2016 (except to possibly reward exceptional individual performance or promotions), the fiscal 2013 amount represents three times the target annualized award value. The executives did not actually realize any compensation in fiscal 2013 from the performance-based RSU award. The performance measurement period ended on April 26, 2015 and restricted stock units were awarded. One-half of the award vested immediately on April 26, 2015 and the remaining half will vest on April 26, 2016. See discussion of the long-term incentive plan on page 27.

(2)
The amounts in this column relate to cash awards granted under the annual short-term cash incentive bonus plan. See discussion of the annual short-term cash incentive bonus plan on page 26.

(3)
All Other Compensation less than $10,000 in the aggregate is not included.

  The amounts in this column for fiscal 2015 consist of the following:

Executive	401(k) Matching ($)	Life Insurance ($)
Mr. Block	4,083	6,858

  The amounts in this column for fiscal 2014 consist of the following:

Executive	401(k) Matching ($)	MERP ($)	Life Insurance ($)	Misc. Other ($)
Mr. Hausler	2,668	5,368	458	3,512
Mr. Block	4,043	2,238	6,858	1,615
Mr. Wilson	5,750	8,355	1,677	4,181
Mr. Black	4,043	3,562	1,242	4,159

  The amounts in this column for fiscal 2013 consist of the following:

Executive	401(k) Matching ($)	MERP ($)	Life Insurance ($)	Misc. Other ($)
Mr. Block	3,456	3,652	6,682	18,361
Mr. Black	2,669	7,448	959	3,326
(4)
Mr. Hausler became Chief Financial Officer on July 10, 2014.

(5)
Mr. Black left the Company on July 10, 2014. Pursuant to the terms of his employment agreement, Mr. Black continued to receive his base salary for twelve months following his termination date and received his earned but unpaid annual short-term cash incentive bonus through his termination date.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards during fiscal 2015:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Virginia McDowell	—	775,000	1,162,500
Eric L. Hausler	—	306,250	459,375
Arnold L. Block	—	350,000	525,000
Edmund L. Quatmann, Jr.	—	240,000	360,000
John G. Wilson	—	225,000	337,000
Dale R. Black	—	350,000	525,000

(1)
These amounts reflect estimated future payouts for fiscal 2015 pursuant to the Company's short-term incentive plan, which provides for the payment of incentive compensation upon the Company's achievement of pre-established goals. Based on performance in fiscal 2015, the executives received payouts equal to approximately 132% of target as follows: Ms. McDowell, $1,020,675; Mr. Hausler, $395,100; Mr. Block, $460,950; Mr. Quatmann, $316,080; Mr. Wilson, $296,325 and Mr. Black $30,134. Pursuant to the terms of his employment agreement, Mr. Black continued to receive his base salary for twelve months following his termination date and received his earned but unpaid annual short-term cash incentive bonus through his termination date. There is no threshold. See the discussion in "Compensation Discussion and Analysis" beginning on page 18.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards as of April 26, 2015, the last day of fiscal 2015:

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)		Market value of shares or units of stock that have not vested ($)(3)
Virginia McDowell					19,091		283,501
					396,346	(4)	5,885,738	(4)
Eric L. Hausler	100,000	—	11.25	9/15/2019
					4,091		60,751
					59,452	(4)	882,862	(4)
Arnold L. Block					9,447		140,288
					4,091		60,751
					59,452	(4)	882,862	(4)
Edmund L. Quatmann, Jr.	110,000	—	4.62	7/1/2018
					4,091		60,751
					59,452	(4)	882,862	(4)
John G. Wilson					6,667		99,005
					59,452	(4)	882,862	(4)
Dale R. Black					72,603	(4)	1,078,155	(4)

(1)
The vesting schedule for the options is five years with the first vesting occurring on the one year anniversary of the grant date and then annually thereafter.

(2)
Set forth below is a table setting forth the number of shares of stock that have not vested, the grant date and the date each award is vested in full. With the exception of Mr. Block's award on June 23, 2011 (which vests ratably over five years), each award vests ratably over three years.

Name	Number of shares of stock that have not vested (#)		Grant Date	Vesting Date (date award is vested in full)
Virginia McDowell	19,091		7/19/12	7/19/15
	396,346	(4)	10/23/12	4/26/16
Eric L. Hausler	4,091		7/19/12	7/19/15
	59,452	(4)	5/7/12	4/26/16
Arnold L. Block	9,447		6/23/11	6/23/16
	4,091		7/19/12	7/19/15
	59,452	(4)	5/7/12	4/26/16
Edmund L. Quatmann, Jr.	4,091		7/19/12	7/19/15
	59,452	(4)	5/7/12	4/26/16
John G. Wilson	6,667		1/7/13	1/7/16
	59,452	(4)	1/7/13	4/26/16
Dale R. Black	72,603	(4)	5/7/12	4/26/16
(3)
The aggregate market value of the shares of stock that have not vested was computed by multiplying $14.85 (the closing market price of a share of Company common stock on April 24, 2015) by the number of unvested shares outstanding as of April 26, 2015, for such executive.

(4)
During fiscal 2013, the Company granted restricted stock units containing market performance conditions which determined the ultimate amount of RSUs awarded. The performance measurement period ended on April 26, 2015 and RSUs were awarded. One-half of the award vested immediately on April 26, 2015 and the remaining half will vest on April 26, 2016. The shares reflected in the above tables represent the second tranche of the RSUs, which will vest on April 26, 2016. The aggregate market value of the performance-based restricted stock units was computed in accordance with (3) above. Mr. Black's award was pro-rated to the date he left the Company (July 10, 2014).

Stock Vested in Fiscal 2015

        The following table sets forth information concerning restricted stock awards vested during fiscal 2015:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Virginia McDowell	396,346	5,923,391
Eric L. Hausler	59,452	888,510
Arnold L. Block	59,452	888,510
Edmund L. Quatmann, Jr.	59,452	888,510
John G. Wilson	59,452	888,510
Dale R. Black	72,602	1,085,037

(1)
Consists of fifty percent (50%) of the earned RSUs, which vested on April 26, 2015. The remaining fifty percent (50%) of the earned RSUs vest on April 26, 2016. Although not reflected in the table, during fiscal 2015, restrictions lapsed on the following number of shares having the value indicated: Ms. McDowell, 53,799 shares having a total value of $461,431; Mr. Hausler 15,470 shares having a total value of $132,559; Mr. Block, 14,505 shares having a total value of $119,826; Mr. Quatmann, Jr., 15,470 shares having a total value of $132,559; Mr. Wilson 6,666 shares having a total value of $58,894; and Mr. Black 25,784 shares having a total value of $220,938.

(2)
Value realized was computed by multiplying $14.945 (the fair market value of a share of Company common stock on April 24, 2015) by the number of unvested shares outstanding as of April 26, 2015, for such executive.

Potential Payments Upon Termination or Change of Control

        The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of each Named Executive Officer's employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of April 26, 2015, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer's separation from the Company or a change in control.

        The following tables quantify the amounts payable to each of the Named Executive Officers under the described termination circumstances and upon a change in control. We have excluded from below the payments and various benefits to Mr. Black in the event of his termination or a change in control because Mr. Black's employment with the Company terminated on July 10, 2014 and the payment and benefits he received are discussed above.

Virginia McDowell

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	283,501	283,501	283,501	283,501	283,501
Performance Based Restricted Stock Unit Value(4)	5,885,738	5,885,738	5,885,738	5,885,738	5,885,738
Cash Severance—Salary Continuation(5)	775,000	775,000	775,000	—	1,550,000
Cash Severance—Annual Bonus(6)	—	417,725	417,725	—	417,725
Bonus for Year of Termination(7)	1,020,675	1,020,675	1,020,675	—	1,020,675
Continued Health and Welfare(8)	20,653	20,653	20,653	—	41,306

Total	7,985,567	8,403,292	8,403,292	6,169,239	9,198,945

Eric L. Hausler

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	360,000	360,000	360,000	360,000	360,000
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	—	60,751	60,751	60,751	60,751
Performance Based Restricted Stock Unit Value(4)	882,862	882,862	882,862	882,862	882,862
Cash Severance—Salary Continuation(5)	450,000	450,000	450,000	—	900,000
Cash Severance—Annual Bonus(6)	—	—	—	—	172,950
Bonus for Year of Termination(7)	395,100	395,100	395,100	—	395,100
Continued Health and Welfare(8)	20,653	20,653	20,653	—	41,306

Total	2,108,615	2,169,366	2,169,366	1,303,613	2,812,969

Arnold L. Block

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)	Retirement ($)
Vested Stock Option Spread Value	—	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—	—
Restricted Stock Value(3)	—	201,039	201,039	201,039	201,039	60,751
Performance Based Restricted Stock Unit Value(4)	882,862	882,862	882,862	882,862	882,862	882,862
Cash Severance—Salary Continuation(5)	500,000	500,000	500,000	—	1,000,000	—
Cash Severance—Annual Bonus(6)	—	—	—	—	202,400	202,400
Bonus for Year of Termination(7)	460,950	460,950	460,950	—	460,950	460,950
Continued Health and Welfare(8)	13,979	13,979	13,979	—	27,958	13,979

Total	1,857,791	2,058,830	2,058,830	1,083,901	2,775,209	1,620,942

Edmund L. Quatmann, Jr.

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	1,125,300	1,125,300	1,125,300	1,125,300	1,125,300
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	60,751	60,751	60,751	60,751	60,751
Performance Based Restricted Stock Unit Value(4)	882,862	882,862	882,862	882,862	882,862
Cash Severance—Salary Continuation(5)	400,000	400,000	400,000	—	800,000
Cash Severance—Annual Bonus(6)	—	148,110	148,110	—	148,110
Bonus for Year of Termination(7)	316,080	316,080	316,080	—	316,080
Continued Health and Welfare(8)	20,653	20,653	20,653	—	41,306

Total	2,805,646	2,953,756	2,953,756	2,068,913	3,374,409

John G. Wilson

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	—	99,005	99,005	99,005	99,005
Performance Based Restricted Stock Unit Value(4)	882,862	882,862	882,862	882,862	882,862
Cash Severance—Salary Continuation(5)	375,000	375,000	375,000	—	750,000
Cash Severance—Annual Bonus(6)	—	127,525	127,525	—	127,525
Bonus for Year of Termination(7)	296,325	296,325	296,325	—	296,325
Continued Health and Welfare(8)	20,406	20,406	20,406	—	40,812

Total	1,574,593	1,801,123	1,801,123	981,867	2,196,529

Note: No retirement scenario shown for executives not eligible for retirement.

(1)
Termination following change in control includes termination by executive for "good reason."

(2)
Unvested Stock Option Spread Value amounts represent the difference between the exercise price of each executive's options and the closing price ($14.85) of the Company's common stock April 24, 2015, the last trading day of fiscal 2015.

(3)
Restricted Stock Award values were computed based on the closing price ($14.85) of the Company's common stock on April 24, 2015, the last trading day of fiscal 2015.

(4)
Performance Based Restricted Stock Unit Award values represent the unvested units as of April 26, 2015 multiplied by the closing price ($14.85) of the Company's common stock on April 24, 2015, the last trading day of fiscal 2015.

(5)
Basis for Cash Severance—Salary Continuation is fiscal 2015 base salary.

(6)
Cash Severance—Annual Bonus is the average of the last three years' annual bonus payments.

(7)
Basis for Bonus for Year of Termination is fiscal 2015 cash bonus.

(8)
Basis for Continued Health and Welfare is total cost for health and welfare benefits for executive and executive's family.

Employment Contracts

        The Company has employment agreements with each of the Named Executives Officers. Below is a summary of each agreement as currently in effect:

        Ms. McDowell serves as our President and Chief Executive Officer. The material terms of Ms. McDowell's employment agreement are set forth below:

  •
  An initial three-year term that concluded on April 27, 2014, and continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  If employee voluntarily terminates the term of employment due to Retirement (as defined in the employment agreement), then all equity-based long-term incentive awards shall become fully vested and exercisable and employee's deferred bonus payments shall be fully vested and paid.

  •
  The maximum period of salary and benefit continuation in the event of termination, death or disability is 12 months, and the agreement provides for severance payments equal to two times annual base salary in the event of termination following a change of control, plus all stock options shall become fully vested and exercisable.

        Mr. Hausler serves as our Chief Financial Officer. The material terms of Mr. Hausler's employment agreement are as follows:

  •
  One-year term that continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  If employee dies or becomes disabled during the employment term, employee (or employee's estate) is entitled to "Basic Severance" (consisting of (i) the continuation of employee's annualized base compensation for 12 months, (ii) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid and (iii) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 12-month period following the termination date).

  •
  If the Company terminates the term of employment without "cause" (as defined in the employment agreement), employee is entitled to Basic Severance in the event that employee executes a general release.

  •
  If employee voluntarily terminates the agreement on or after the date on which he attains age 65 and has completed at least three years of service with the Company, then employee's stock options or other equity awards will become vested and employee will receive: (1) any bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year, to the extent that such bonus has not yet been paid; (2) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid during the 12-month period following the termination date and (3) the average of employee's annual bonus paid under the Company's annual incentive plan during the Company's three most recently completed fiscal years.

  •
  If the Company terminates employee's employment without cause or if employee terminates employee's employment on account of "Good Reason" (as defined in the employment agreement), in either case, within the 12-month period following the occurrence of a "Change of Control" (as defined in the employment agreement), then the employee shall be entitled to (1) an amount equal to 200% of employee's annualized base compensation, (2) the average of employee's annual bonus payable under the Company's annual incentive plan during the Company's three most recently completed fiscal years (or such shorter period as employee has been employed by the Company), (3) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid, (4) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 18-month period following the termination date, (5) any stock options or other equity awards granted to employee outstanding as of the occurrence of a Change of Control shall be deemed fully vested.

        Prior to Mr. Hausler, Mr. Black served as our Chief Financial Officer until July 10, 2014, when Mr. Black left the Company. The material terms of Mr. Black's employment agreement are substantially the same as Ms. McDowell's agreement, except that Mr. Black's agreement had a one-year initial term that continued for a series of successive one-year terms unless earlier terminated.

        Mr. Block serves as our Chief Operating Officer. The material terms of Mr. Block's employment agreement are substantially the same as Mr. Hausler's employment agreement.

        Mr. Quatmann serves as our Chief Legal Officer. The material terms of Mr. Quatmann's employment agreement are substantially the same as Ms. McDowell's agreement, except that Mr. Quatmann's agreement had a one-year initial term that continues for a series of successive one-year terms unless earlier terminated.

        Mr. Wilson serves as our Chief Development Officer. The material terms of Mr. Wilson's employment agreement are substantially the same as Ms. McDowell's agreement, except that Mr. Wilson's agreement had a one-year initial term that continues for a series of successive one-year terms unless earlier terminated.

 CERTAIN RELATED PARTY TRANSACTIONS

        Green Bridge Company, a company that is indirectly wholly owned by members of the Goldstein family, including Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein, provides an easement to the Isle of Capri Casino & Hotel in Bettendorf, Iowa for parking at an annual rent of $60,000. Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein are members of the Board of Directors. Robert S. Goldstein is the Chairman of the Board of Directors.

        It is our policy that the Company expects that any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest will be either approved or ratified by the unrelated Directors of the Board of Directors. In deciding whether to approve a related party transaction, the Board of Directors will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. If a related party transaction will be ongoing, the Board of Directors may establish guidelines for the Company's management to follow in its ongoing dealings with the related party. Thereafter, the Board of Directors, on at least an annual basis, would review and assess ongoing relationships with the related party to see that the transaction remains appropriate.

 AUDIT COMMITTEE REPORT

        The Audit Committee consists of four members: Messrs. Glazer, Richard A. Goldstein and Wielansky and Ms. Biumi. All of the members are independent as defined by the NASDAQ rules. The Audit Committee has certain duties and powers as described in its written charter approved by the Board. A copy of the charter can be found on the Company's website.

        The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm and internal audit department, evaluating the Company's accounting policies and the system of internal controls established by management and the Board, reviewing significant financial transactions, and overseeing enterprise risk management. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company's independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

        The Audit Committee approves in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended April 26, 2015 with the Company's management and Ernst & Young LLP, the Company's independent registered public accounting firm ("EY"). The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board ("PCAOB").

        The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY its independence from the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended April 26, 2015.

  By: The Audit Committee:

  Alan J. Glazer, Chairman
  Bonnie Biumi, Vice Chairman
  Richard A. Goldstein
  Lee S. Wielansky

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS

        The Board of Directors has nominated the following persons, each of whom is currently serving as a director of the Company, to be elected at the Annual Meeting to serve as our Class II directors to serve three-year terms to expire at the annual meeting of stockholders in 2018, or until their respective successors, if any, have been elected and qualified:

  Bonnie Biumi
  Jeffrey D. Goldstein
  Virginia McDowell

        In addition to the qualifications of each nominee for director set forth above in the section entitled "Election of Class II Directors," Bonnie Biumi, Jeffrey D. Goldstein and Virginia McDowell are each standing for re-election based upon the judgment, financial acumen and skill they have previously demonstrated as members of the Board of Directors, as well as their commitment to service on the Board of Directors.

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable or unwilling to serve, if any should be unable or unwilling to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the three Class II director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

 PROPOSAL 2
TO APPROVE THE ADOPTION OF THE ISLE OF CAPRI CASINOS, INC. SECOND AMENDED AND RESTATED 2009 LONG-TERM INCENTIVE PLAN

        Stockholders are being requested to vote on the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan (the "Second Amended and Restated Plan"). A copy of the Second Amended and Restated Plan is attached to this proxy statement as Appendix A. The following description of the Second Amended and Restated Plan is a summary of its principal terms and so is qualified by reference to the complete text of the Second Amended and Restated Plan.

Background

        The Isle of Capri Casinos, Inc. 2009 Long-Term Incentive Plan (the "Original Plan") was adopted by our Board of Directors on August 20, 2009, and approved by our stockholders on October 6, 2009. The purpose of the Original Plan was to (a) attract and retain persons eligible to participate in the Original Plan; (b) motivate participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify participants' interests with those of our other stockholders through compensation that is based on our common stock, and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term stockholder return. The Original Plan replaced the Isle of Capri Casinos, Inc. Amended and Restated 2000 Long-Term Stock Incentive Plan (the "2000 Plan"). To achieve the foregoing objectives, the Original Plan provides for the grant of non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"), stock appreciation rights ("SARs"), full value awards and cash incentive awards.

        On July 27, 2012, the Board of Directors adopted an amendment to the Original Plan, which amendment was approved by our stockholders on October 16, 2012 (the "First Amended and Restated Plan"). The primary purpose for amending the Original Plan was to increase the number of shares reserved for issuance and to update certain of the provisions of the Original Plan. The First Amended and Restated Plan replaced the Original Plan.

        The Second Amended Restated Plan was adopted by our Board of Directors on August 3, 2015 (the "Second Amended and Restated Plan"), effective upon approval of our stockholders (such date being the "approval date"). The primary purpose for further amending the First Amended and Restated Plan is to increase the number of shares reserved for issuance. The Second Amended and Restated Plan replaces the First Amended and Restated Plan. No awards will be made under the Second Amended and Restated Plan unless and until it is approved by our stockholders. The provisions of the Second Amended and Restated Plan shall apply to awards made under the Second Amended and Restated Plan after the approval date.

Administration

        The Second Amended and Restated Plan is administered by our Compensation Committee. The Compensation Committee selects the employees, officers and directors who will be granted awards under the Second Amended and Restated Plan and thereby become "participants" in the Second Amended and Restated Plan. All of our employees, officers and directors, and the directors, officers and employees of our affiliates, are eligible to participate in the Second Amended and Restated Plan. Generally, a corporation, partnership, joint venture or other entity is our affiliate during any period in which we, directly or indirectly, own at least 50% of the combined voting power of all classes of stock or 50% of the ownership interests in such entity, or if the entity, directly or indirectly, owns at least 50% of the combined voting power of all of our classes of stock. In the case of an ISO, an affiliate means a subsidiary corporation as defined under Internal Revenue Code rules.

        The Compensation Committee also determines the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by the Compensation Committee, except to the extent prohibited by applicable law or the applicable rules of a stock exchange.

Shares Reserved

        The number of shares of our common stock reserved for issuance under the Second Amended and Restated Plan is the sum of (a) 4,750,000 shares plus (b) any shares of common stock remaining for issuance under the 2000 Plan as of the effective date of the Original Plan (including any shares added back to the 2000 Plan pursuant to the terms of the 2000 Plan from a plan other than the 2000 Plan), plus (c) any shares of common stock that would have been available for awards granted under the 2000 Plan due to forfeiture, expiration or cancellation of awards without delivery of shares of common stock or which result in the forfeiture of the shares of common stock back to us (including any shares that would have been available under the 2000 Plan pursuant to the terms of the 2000 Plan due to forfeiture, expiration or cancellation of awards made under a plan other than the 2000 Plan). Any shares allocated to an award which is forfeited or cancelled or that is settled in cash or used to satisfy applicable tax withholding obligations will again become subject to awards under the Second Amended and Restated Plan. The common stock with respect to which awards may be made under the Second Amended and Restated Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by us as treasury shares. Awards that are granted or shares of common stock that are issued by us in assumption or substitution or exchange for an award previously granted or the right or obligation to make a future award, in all cases by a company acquired by us or one of our affiliates will not reduce the number of shares of common stock that may be issued under the Second Amended or Restated Plan or to a participant during any specified period as described below.

        The following additional limits will apply to awards under the Second Amended and Restated Plan: (1) no more than 1,000,000 shares of common stock authorized under the Plan may be issued for ISOs; (2) in the case of options or SARs that are intended to be "performance-based compensation" (determined under Internal Revenue Code rules), no more than 750,000 shares of common stock may be subject to options or SARs granted to any one individual in any one fiscal year period; (3) in the case of full value awards that are intended to be "performance-based compensation" and that are denominated in shares of common stock, no more than 750,000 shares of common stock may be subject to such awards granted to any one individual in any one fiscal year period; and (4) in the case of any cash incentive award made under the Second Amended and Restated Plan that is intended to be "performance-based compensation", no more than $1,000,000 may be subject to such awards to any one individual during any one fiscal year period. If a full value award is denominated in common stock but an equivalent amount of cash is delivered in lieu of shares of common stock, the foregoing limits are applied based on the methodology used to convert the number of shares into cash and if the award is denominated in cash but an equivalent number of shares are delivered in lieu of cash, the foregoing limits are applied based on the methodology used to convert the cash to shares of common stock.

        In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), if the Compensation Committee determines that an adjustment is warranted to preserve benefits or potential benefits of awards, the Compensation Committee will adjust awards in the manner that it determines equitable in its sole discretion to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include, in its discretion: (1) adjustment of the number and kind of shares which may be delivered under the Second Amended and Restated Plan (including adjustments to the number and kind of shares that may be granted to an individual during a specified time as described above); (2) adjustment of the number and kind of shares subject to outstanding awards; (3) adjustment of the exercise price of outstanding options and SARs; and (4) any other adjustments that the Compensation Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards that the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for a cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, which, in the case of an option or SAR, the amount of such payment may be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price.

        The closing market price of a share of Company common stock on August 14, 2015 was $18.79.

Options and SARs

        Under the Second Amended and Restated Plan, the Compensation Committee may grant (a) options to purchase our common stock, which options may be either ISOs or NQSOs, and (b) SARs. An option entitles the participant to purchase shares of our common stock at an exercise price established at the time the option is granted. An SAR entitles the participant to receive, in shares of our common stock or cash, as determined at the time the SAR is granted, value equal to (or based on) the excess of the value of a specified number of shares of our common stock over an exercise price established at the time the SAR is granted. In no event can the exercise price under an option or SAR be less than the fair market value of a share of our common stock on the date the award is granted.

        Each option and SAR will be exercisable in accordance with the terms established by the Compensation Committee at the time of grant and the committee may, in its discretion, accelerate the vesting dates set at the time of grant. In no event will an option or SAR be exercisable more than 10 years after it is granted.

        In order to exercise an option, a participant must deliver to us the full exercise price of each share of common stock purchased upon the exercise of the option. The exercise price may be paid in cash or cash equivalents or in shares of our common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Compensation Committee may permit a participant to pay the exercise price by irrevocably authorizing a third party to sell shares acquired upon exercise of the option and to remit proceeds to pay the exercise price and tax withholding, in which case the exercise price may be paid as soon as practicable after the exercise.

        The Compensation Committee may impose restrictions on the shares of common stock acquired upon exercise of an option or SAR, including restrictions relating to the disposition of the shares of common stock and forfeiture restrictions based on service, performance, stock ownership, conformity with our recoupment or clawback policies, if any, and other factors.

        Except for adjustments made in connection with corporate transactions or reductions of the exercise price approved by our stockholders, the exercise price for any outstanding option or SAR granted under the Second Amended and Restated Plan may not be decreased after the date of grant and no outstanding option or SAR granted under the Second Amended and Restated Plan can be surrendered to us for cash (other than as necessary to satisfy tax withholding obligations), another award or as consideration for the grant of a replacement option or SAR with a lower exercise price or a full value award. No repricing of an option or SAR will be permitted without the approval of our stockholders if that approval is required under the rules of any stock exchange on which such our shares of common stock are listed. In addition, no option or SAR granted under the Second Amended and Restated Plan can be surrendered to us in consideration for a cash payment if, at the time of such surrender, the exercise price of the option or SAR is greater than the then current fair market value of a share of common stock.

Full Value Awards and Cash Incentive Awards

        The Compensation Committee may grant full value awards and cash incentive awards under the Amended and Restated Plan. A full value award is the grant of one or more shares of our common stock or a right (other than an option or SAR) to receive one or more shares of our common stock in the future. The grant of a full value award may be in consideration of a participant's previously performed service or surrender of other compensation, may be contingent on the achievement of performance or other objectives during a specified period, may be subject to a risk of forfeiture or other restrictions that lapse on the achievement of one or more goals relating to completion of service or the achievement of performance or other objectives or may be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines, including conformity with our recoupment or clawback policies, if any.

        A cash incentive award is the grant of a right to receive a payment of cash or shares of our common stock having a value equivalent to the cash otherwise payable that is contingent on achievement of performance objectives over a specified period established by the Compensation Committee. Cash incentive awards may be subject to such other restrictions and contingencies as determined by the Compensation Committee, including provisions relating to deferred payment.

        If an employee's right to become vested in a full value award is conditioned on the completion of a specified period of service with us, without achievement of performance targets or other performance objectives (including the performance measures described below with respect to performance-based compensation) being required as a condition of vesting, then the required period of service for full vesting will be not less than one year. If the vesting of a full value award is conditioned on achievement of performance goals or targets, the required service period is at least three years. The Compensation Committee may, however, provide for pro rata vesting over the course of the one year or three year period (as applicable) and acceleration of vesting in the event of the participant's death, disability, retirement, change in control or involuntary termination. The foregoing vesting requirements do not apply to (a) grants made to newly eligible participants to replace awards from a prior employer, (b) grants that are a form of payment of earned performance awards or other incentive compensation, and (c) awards granted in lieu of other compensation.

Settlement of Awards

        Awards under the Second Amended and Restated Plan may be settled through cash payments, the delivery of shares of our common stock, the granting of replacement awards, or a combination thereof, as the Compensation Committee determines. Settlement may be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine.

        The Compensation Committee may permit or require the deferral of any payment with respect to an award, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents or may include converting such credits into deferred common stock equivalents. Dividend equivalents may not be granted with respect to options or SARs, and options or SARs may not be converted into common stock equivalents.

Dividends and Dividend Equivalents

        An award under the Second Amended and Restated Plan (other than an option or SAR) may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to our common stock subject to the award (both before and after the common stock subject to the award is earned, vested, or acquired), provided that no dividends or dividend equivalent units will be paid or settled with respect to performance-based awards prior to the date on which the underlying award is earned based on satisfaction of the performance targets. The dividends or dividend equivalent units may either be made currently or credited to an account for the participant and may be settled in cash or shares of our common stock, as determined by the Compensation Committee. Any settlements, and any crediting of dividends or dividend equivalents or reinvestment in shares of common stock, may be subject to such conditions, restrictions and contingencies as the Compensation Committee establishes, including the reinvestment of such credited amounts in common stock equivalents.

Performance-Based Compensation

        The Compensation Committee may designate whether any full value award or cash incentive award being granted to any participant under the Second Amended and Restated Plan is intended to be "performance- based compensation" as that term is used in section 162(m) of the Internal Revenue Code. Any such awards that are designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance targets and one or more of the following "performance measures", as selected by the Compensation Committee: (i) earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, or (xxiv) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the us, an affiliate, or a division or strategic business unit of us, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Compensation Committee; provided that the Compensation Committee shall have the authority to exclude, the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles which are identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings and items that may not be infrequent or unusual but which may have inconsistent effects on performance and which are in adjusted in accordance with Regulation G issued under the Securities Exchange Act of 1934, as amended.

        Generally, full value awards or cash incentive awards that are intended to be performance-based compensation cannot be settled or paid until the Compensation Committee has determined that the performance targets have been satisfied. If, however, a participant's employment terminates because of death or disability or if a change in control (as defined in the Second Amended and Restated Plan) occurs prior to a participant's termination date, a full value award may become vested without regard to whether the award will be performance-based compensation.

Imposition of Additional Restrictions

        The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the Second Amended and Restated Plan as the Compensation Committee determines to be desirable.

Nontransferability

        Except as otherwise provided by the Compensation Committee, awards under the Second Amended and Restated Plan are not transferable except as designated by the participant by will or by laws of descent and distribution. In no event may any award be transferred for value. To the extent that a participant has the right to exercise an award made under the Second Amended and Restated Plan, the award may be exercised during the lifetime of the participant only by the participant.

Change in Control

        In the event of a Change in Control (i) pursuant to which the company does not survive (or survives as a direct or indirect subsidiary of another entity) and (ii) following which our voting stock or voting stock of our successor (including a parent of us or our successor if the company survives as a subsidiary) ceases to be traded on any national securities exchange, an award that remains outstanding under the Second Amended and Restated Plan on and after such Change in Control will be converted to an award to receive cash equal to or based on the per share value paid (or payable) to our stockholders in connection with the Change in Control and payable at the same time as the award would otherwise have been paid as determined under the award agreement and subject to the terms and conditions of the Second Amended and Restated Plan; provided, however, that in such circumstances, any option or SAR will be cancelled upon the Change in Control in exchange for a cash payment equal to the excess of the fair market value of the common stock subject to the option or SAR at the time of the Change in Control over the exercise price payable at such time as permitted determined by the Compensation Committee in accordance with section 409A of the Internal Revenue Code.

        Except as otherwise permitted under the Second Amended and Restated Plan or an award agreement (and in accordance with the terms of the Second Amended and Restated Plan) reflecting the applicable award, in the event that (1) a participant is employed or in service on the date of a Change in Control and (2) the participant's employment or service, as applicable, is terminated in a "qualifying termination" (as defined in the Second Amended and Restated Plan) on or within twelve months following the Change in Control, then all outstanding options, SARs and related awards which have not otherwise expired or otherwise vested shall become immediately exercisable and all other outstanding awards shall become fully vested. Subject to the terms and conditions of the Plan and to the extent permitted under section 409A of the Internal Revenue Code, the Compensation Committee may also provide for accelerated payment of all or any portion of an award upon such a qualifying termination.

Withholding of Taxes

        We may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the Second Amended and Restated Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the Second Amended and Restated Plan.

Amendment and Termination

        The Second Amended and Restated Plan may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any participant (or, if the participant is not living, an affected beneficiary) under any then outstanding award without the participant's or beneficiary's consent. Adjustment to awards in the context of corporate transactions are not subject to the foregoing limitations. In addition, no amendment or termination of the Second Amended and Restated Plan is permitted without stockholder approval if that approval is necessary to comply with any tax or regulatory requirement applicable to the plan (including any applicable stock exchange listing requirement or to prevent us from being denied a tax deduction under section 162(m) of the Internal Revenue Code). No amendment of the option re-pricing provisions of the Second Amended and Restated Plan can be made unless our shareholders approve the amendment.

Federal Income Tax Effects

        The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Second Amended and Restated Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax. Note that Section 409A of the Internal Revenue Code may apply to certain types of awards under the Second Amended and Restated Plan.

        The grant of an NQSO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such common stock equal to the fair market value of the shares at the time of exercise.

        The grant of an ISO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, our employee or the employee of one of our direct corporate subsidiaries (determined under Internal Revenue Code rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant dies or is disabled as determined under Internal Revenue Code rules). The excess of the fair market value of the common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the common stock at the time of exercise.

        If the participant does not sell or otherwise dispose of the common stock acquired upon exercise of an ISO within two years from the date of the grant of the ISO or within one year after the transfer of such common stock to the participant, then upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction for federal income tax purposes. The participant will recognize capital loss to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        The grant of an SAR will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Upon exercise of an SAR, the amount of cash or the fair market value of common stock received will be taxable to the participant as ordinary income, and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        The federal income tax consequences of a full value award will depend on the type of award. The tax treatment of the grant of shares of common stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Internal Revenue Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Internal Revenue Code, the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant's tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

        In the case of other full value awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Internal Revenue Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

        We are generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

        Any acceleration of the vesting or payment of awards under the Second Amended and Restated Plan in the event of a change in control of us may cause part or all of the amounts paid to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude our deduction.

        Under section 162(m) of the Internal Revenue Code, we generally will not be able to deduct annual compensation in excess of $1 million paid to our chief executive officer and our next three most highly compensated employees (other than the chief financial officer). However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. Certain awards under the Second Amended and Restated Plan will automatically qualify as performance-based compensation and the Compensation Committee may designate whether any other award is intended to constitute performance-based compensation.

New Plan Benefits

        All future grants under the Second Amended and Restated Plan are within the discretion of the Compensation Committee (or its delegate) and the benefits of such grants are, therefore, not determinable.

Outstanding Awards

        The following table shows, as of April 26, 2015, information regarding outstanding awards available under our compensation plans (including individual compensation arrangements) under which our equity securities may be delivered:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	405,060	$11.18	1,779,225

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE ISLE OF CAPRI CASINOS, INC. SECOND AMENDED AND RESTATED 2009 LONG-TERM INCENTIVE PLAN.

 PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending April 24, 2016, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of the Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection.

        Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Ernst & Young, LLP, who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Ernst & Young, LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

        The following table summarizes the fees billed to the Company for professional services by Ernst & Young, LLP for fiscal 2015 and 2014:

	2015	2014
Audit Fees(1)	$2,112,448	$2,131,845
Audit-Related Fees(2)	23,058	23,066
Tax Fees(3)	35,326	83,000
All Other Fees	—	—

	$2,170,832	$2,237,911

(1)
Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits and other services related to Securities and Exchange Commission filings, including comfort letters and consents.

(2)
Audit-related fees include fees for the audit of our 401(k) plan.

(3)
Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant's independence.

        The Audit Committee pre-approved each engagement of the Company's independent registered public accounting firm to perform non-audit related services during fiscal year 2015.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and believes the provision of the services referenced above is compatible.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG, LLP AS ISLE OF CAPRI CASINOS, INC. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, based solely upon our review of forms filed by the Company's directors, officers and 10% stockholders (the "Section 16(a) Reporting Persons") pursuant to Section 16 of the 1934 Act and furnished to us, with respect to the fiscal year ended April 26, 2015, the Section 16(a) Reporting Persons complied with all applicable Section 16(a) filing requirements, except that the Form 4 filings for Virginia McDowell, Eric L. Hausler, Arnold L. Block, Edmund L. Quatmann, Jr., John G. Wilson and Donn R. Mitchell that were due on April 29, 2015, were filed on May 14, 2015.

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2016 Annual Meeting must submit their proposals no later than April 21, 2016, at our principal executive offices, Attention: Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our 2016 Annual Meeting, including nominations for election of director(s) other than the Board of Director's nominees, must be received by Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary, at our principal executive offices either by personal delivery or by United States mail not later than August 8, 2016 and must comply with the procedures outlined in our Bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice of Internet Availability of Proxy Materials, unless you have instructed us otherwise. This delivery method is referred to as "householding" and can result in savings for us. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. We will promptly deliver upon oral or written request a separate copy of the Notice of Internet Availability of Proxy Materials to any stockholder of a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please call us at (314) 813-9200 or send your request in writing to us at the following address: Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Secretary.

 ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K for the fiscal year ended April 26, 2015, is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. We hereby undertake to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

August 19, 2015
St. Louis, Missouri

APPENDIX A

ISLE OF CAPRI CASINOS, INC.
SECOND AMENDED AND RESTATED
2009 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

        1.1.    Purpose and History.    The Isle of Capri Casinos, Inc. 2009 Long-Term Stock Incentive Plan (as amended, the "Plan") was established by Isle of Capri Casinos, Inc. (the "Company") to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock, and thereby promote the long-term financial interest of the Company and its Affiliates, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The Plan replaced the Isle of Capri Casinos, Inc. Amended and Restated 2000 Long-Term Stock Incentive Plan (the "Prior Plan"). An amendment and restatement of the Plan was adopted by the Board on July 27, 2012, and approved by the Company's stockholders on October 16, 2012 (which amendment and restatement of the Plan is sometimes referred to as the "Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Incentive Plan"). The Plan is hereby further amended and restated to increase the number of shares of Stock available for issuance hereunder. The Plan, as amended and restated as set forth herein, was adopted by the Board on August 3, 2015, and shall become effective upon the Approval Date. No Awards shall be made under the Plan as amended and restated as set forth herein unless and until it is approved by the Company's stockholders.

        1.2.    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms used in the Plan are defined in Section 8.

        1.3.    Participation.    For purposes of the Plan, a "Participant" is any Eligible Person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan.

SECTION 2

OPTIONS AND SARS

        2.1.    Definitions.

          (a)   The grant of an "Option" under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO"), as determined in the discretion of the Committee; provided, however, that ISOs may only be granted to employees of the Company or an Affiliate. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQSO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An Option will be deemed to be an NQSO unless it is specifically designated by the Committee at the time of grant as an ISO and to the extent that an Option is granted as an ISO but fails, in whole or in part, to satisfy the requirements of an ISO (whether at the time of grant or thereafter), the Option shall be treated as an NQSO to the extent that the ISO requirements are not satisfied.

          (b)   The grant of a stock appreciation right (an "SAR") under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee at the time the SAR is granted.

        2.2.    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock on such date). Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or an Affiliate assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award and provided that all requirements of section 409A of the Code are satisfied.

        2.3.    Exercise/Vesting.    Except as otherwise expressly provided in the Plan, Options and SARs shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability. No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

        2.4.    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

          (a)   Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

          (b)   Subject to applicable law, the Exercise Price shall be payable (i) in cash or cash equivalents, (ii) by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or (iii) in any combination of (i) and (ii), as determined by the Committee.

          (c)   Subject to applicable law and procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5.    Settlement of Award.    Settlement of Options and SARs is subject to subsection 5.5.

        2.6.    Post-Exercise Limitations.    The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company's recoupment or clawback policies, if any, and such other factors as the Committee determines to be appropriate.

        2.7.    No Repricing.    Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for other Awards or as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company's stockholders or in accordance with subsection 4.2, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company's stockholders if such approval is required under the rules of any stock exchange on which the Stock is listed.

        2.8.    Required Notice of ISO Share Disposition.    Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

        2.9.    Limits on ISOs.    Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company and its Affiliates, the Expiration Date shall not be later than the fifth anniversary of the date on which the ISO was granted and the Exercise Price shall be at least 110 percent of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Affiliates) exceeds $100,000, such Options shall be treated as NQSOs to the extent required by section 422 of the Code.

        2.10.    Expiration Date.    The "Expiration Date" with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant. In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted or such shorter period required by applicable law or the rules of any stock exchange on which the Stock is listed).

SECTION 3

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

        3.1.    Definitions.

          (a)   A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), including restricted stock, restricted stock units, deferred stock units, performance stock, and performance stock units. Such grants may be subject to one or more of the following, as determined by the Committee:

              (i)  The grant may be in consideration of a Participant's previously performed services or surrender of other compensation that may be due.

             (ii)  The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

            (iii)  The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and conformity with the Company's recoupment or clawback policies, if any.

          (b)   A "Cash Incentive Award" is the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having a value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee, including provisions relating to deferred payment.

        3.2.    Special Vesting Rules.    Except for (a) awards granted in lieu of other compensation, (b) grants that are a form of payment for earned performance awards or other incentive compensation, and (c) grants made to newly eligible Participants to replace awards from a prior employer (I) if an employee's right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years, and (II) if an employee's right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant's death, disability, involuntary termination or retirement or in connection with a Change in Control.

        3.3.    Performance-Based Compensation.    The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as "Performance-Based Compensation" within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

  (a)
  The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance and shall be based on one or more of the Performance Measures.

  (b)
  A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this paragraph 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

  (c)
  To the extent provided by the Committee, if a Participant's employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant's termination date, the Participant's Full Value Award or Cash Incentive Award may become vested (or earned) without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or an Affiliate from granting any Cash Incentive Awards or other cash awards outside the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 4

SHARES RESERVED, LIMITATIONS AND ADJUSTMENTS TO AWARDS

        4.1.    Shares Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a)   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b)   Subject to the provisions of subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 4,750,000 shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plan as of the Effective Date (including any shares added back to the Prior Plan, pursuant to the terms of the Prior Plan, from a plan other than the Prior Plan), and (iii) any shares of Stock that would have been available for awards granted under the Prior Plan due to forfeiture, expiration or cancellation of such awards without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company (including any such shares which would have been available under the Prior Plan, pursuant to the terms of the Prior Plan, due to forfeiture, expiration or cancellation of awards made under a plan other than the Prior Plan).

          (c)   Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to paragraph 4.1(g).

          (d)   Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

          (e)   To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (f)    If the exercise price of an Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation but not pursuant to an arrangement described in paragraph 2.4(c)), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (g)   Subject to the provisions of subsection 4.2, the following additional maximums are imposed under the Plan:

              (i)  The maximum number of shares of Stock that may be delivered with respect to Options that are intended to be ISOs shall be 1,000,000.

             (ii)  For Awards of Options or SARs that are intended to be Performance-Based Compensation, no more than 750,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subparagraph (ii).

            (iii)  For Full Value Awards that are intended to be Performance-Based Compensation, no more than 750,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period (regardless of whether settlement of the Award is to occur prior to, at the time of or after the time of vesting); provided, however, that such Awards shall be subject to the following:

              (1)   If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

              (2)   If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

              (3)   If delivery of Stock or cash is deferred until after the Stock or cash has been earned, any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience after the Stock or cash is earned (including additional shares attributable to dividends or dividend equivalent rights) shall be disregarded for purposes of the foregoing limit.

            (iv)  For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any one individual in any one fiscal year period shall not exceed $1,000,000; provided, however, that such Awards shall be subject to the following:

              (1)   If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

              (2)   If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

              (3)   If delivery of Stock or cash is deferred until after the Stock or cash has been earned, any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience after the Stock or cash is earned (including additional shares attributable to dividends or dividend equivalent rights) shall be disregarded for purposes of the foregoing limit.

        4.2.    Adjustments to Shares and Awards.    In the event of a corporate transaction involving the Company (including any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or potential benefits or prevent the enlargement of benefits or Awards under the Plan, the Committee shall, in the manner that it determines equitable in its sole discretion, adjust the Awards. Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.1); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

        4.3.    Change in Control.

          (a)   Notwithstanding the provisions of subsection 4.2 (but taking into account the provisions of paragraph 4.3(b)), in the event of a Change in Control (i) pursuant to which the Company does not survive (or survives as a direct or indirect subsidiary of another entity) and (ii) following which the voting stock of the Company or its successor (including a parent of the Company or its successor if the Company survives as a subsidiary) ceases to be traded on any national securities exchange, an Award that remains outstanding under the Plan on and after such Change in Control shall be converted to an Award to receive cash equal to or based on the per share value paid (or payable) to stockholders of the Company in connection with the Change in Control and payable at the same time as the Award would otherwise have been paid as determined under the Award Agreement and subject to the terms and conditions of the Plan; provided, however, that in such circumstances, any Option or SAR shall be cancelled upon the Change in Control in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock subject to the Option or SAR at the time of the Change in Control over the Exercise Price payable at such time as permitted under section 409A of the Code as determined by the Committee.

          (b)   Subject to the provisions of subsection 4.2 and paragraph 4.3(a) and except as otherwise provided or permitted in the Plan or the Award Agreement reflecting the applicable Award, in the event that (i) a Participant is employed or in service on the date of a Change in Control and (ii) the Participant's employment or service, as applicable, is terminated in a Qualifying Termination upon or within twelve months following the Change in Control, then all outstanding Options, SARs and related Awards which have not otherwise expired or otherwise vested shall become immediately exercisable and all other outstanding Awards shall become fully vested. Subject to the terms and conditions of the Plan and to the extent permitted under section 409A of the Code, the Committee may also provide for accelerated payment of all or any portion of an Award upon such a Qualifying Termination.

          (c)   The provisions of this subsection 4.3 shall apply only with respect to Awards made under the Plan after the Approval Date and, with respect to such Awards, shall supersede any contrary provision in any employment, change in control or similar agreement between a Participant and the Company or an Affiliate except to the extent provided by the Committee.

SECTION 5

MISCELLANEOUS

        5.1.    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, neither the Company nor any Affiliate shall have any obligation to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)   In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Stock is listed.

        5.2.    Tax Withholding.    All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through (a) cash payment by the Participant, (b) through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

        5.3.    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.7 (relating to repricing) Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.

        5.4.    Dividends and Dividend Equivalents.    An Award (other than an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee; provided, however, that notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards prior to the date on which such awards have been earned based on the performance criteria established (and such dividends or dividend equivalent units may be accumulated during the performance period and paid after the award is earned). Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents

        5.5.    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish (consistent with section 409A of the Code, if applicable), which may include provisions for the payment or crediting of interest or dividend equivalents may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs and neither Options nor SARs may be converted to Stock equivalents. Each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by the Participant. Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.

        5.6.    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event, however, shall any Award be transferred for value. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

        5.7.    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        5.8.    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The Company shall require a Participant to enter into an agreement (as "Award Agreement") with the Company or an Affiliate, as applicable in a form (including electronic) specified by the Committee, which sets forth the terms and conditions of the Award, which requires the Participant to agree to the terms and conditions of the Plan and/or which contains such additional terms and conditions not inconsistent with the Plan as the Committee may, in its sole discretion, prescribe. An agreement shall be treated as an Award Agreement for purposes of the Plan even if the Participant is not required to sign the agreement.

        5.9.    Action by Company or Affiliate.    Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company. Any action required or permitted to be taken by an Affiliate which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

        5.10.    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        5.11.    Limitation of Implied Rights.

          (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

          (b)   The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

        5.12.    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        5.13.    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        5.14.    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

        5.15.    Severability.    If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        5.16.    Duration.    The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Approval Date.

SECTION 6

COMMITTEE

        6.1.    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the "Committee") in accordance with this Section 6. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more "outside directors" within the meaning of section 162(m) of the Code and applicable regulations. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding any other provision of the Plan to the contrary, with respect to Awards to a director of the Company who is not an employee of the Company or any Affiliate, the Committee shall be the Board.

        6.2.    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

          (a)   Subject to and to the extent not otherwise inconsistent with the terms and conditions of the Plan, the Committee will have the authority and discretion to (i) select from among the Eligible Persons those persons who shall receive Awards, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Stock covered by the Awards, (iv) establish the terms, conditions, performance criteria and targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, (vii) accelerate the exercisability or vesting of any Award, and (viii) amend, cancel or suspend Awards.

          (b)   To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside the United States.

          (c)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

          (d)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (e)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (f)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A of the Code.

        6.3.    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of any stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        6.4.    Information to be Furnished to Committee.    The Company and the Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Affiliates as to an employee's or Participant's employment or provision of services, termination of employment or cessation of service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan and the Committee may amend any Award Agreement, provided, however, that:

          (a)   no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or Committee, as applicable;

          (b)   adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 7;

          (c)   the provisions of subsection 2.7 (relating to repricing) cannot be amended unless the amendment is approved by the Company's stockholders; and

          (d)   no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

 SECTION 8

DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

          (a)    Affiliate.    The term "Affiliate" means any corporation, partnership, joint venture or other entity during any period in which (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company. Notwithstanding the foregoing, for purposes of ISOs, the term "Affiliate" means a corporation that, with respect to the Company, satisfies the definition of a "parent corporation" (as defined in section 424(e) of the Code) or a "subsidiary corporation" (as defined in section 424(f) of the Code).

          (b)    Approval Date.    The term "Approval Date" means the date on which the Company's stockholders approve this amendment and restatement of the Plan adopted by the Board on August 3, 2015.

          (c)    Award.    The term "Award" shall mean, individually or collectively, any award or benefit described in Section 2 or 3 of the Plan (including any dividends or dividend equivalent rights granted with respect thereto as described in subsection 5.4).

          (d)    Award Agreement.    The term "Award Agreement" is defined in subsection 5.8 of the Plan.

          (e)    Board.    The term "Board" shall mean the Board of Directors of the Company.

          (f)    Cash Incentive Award.    The term "Cash Incentive Award" is defined in paragraph 3.1(b) of the Plan.

          (g)    Cause.    For purposes of determining whether a Participant's employment or service is terminated in a Qualifying Termination, the term "Cause" means, with respect to a Participant (i) dishonesty, disloyalty or breach of corporate policies, in each case that is material to the ability of the Participant to continue to function as an Eligible Person given the strict regulatory standards of the industry in which the Company does business; (ii) gross misconduct on the part of the Participant in the performance of the Participant's duties for the Company and its Affiliates (as determined by the Board); (iii) the Participant's violation of any restrictive covenants contained in an agreement between the Participant and the Company or any of its Affiliates; (iv) if required by the Participant's duties for the Company and its Affiliates, the Participant's failure to be licensed as a "key person" or similar role under the laws of any jurisdiction where the Company does business, or the loss of any such license for any reason, (v) the Participant's indictment for the commission of a felony or a crime involving moral turpitude, or (vi) the Participant's willful and substantial refusal to perform the essential duties of his or her position. Any termination of a Participant's termination of employment or service with the Company and its Affiliates shall be effected through written notice; provided however, that, in the case of an event or circumstances that are capable of being cured, no such termination shall be considered to be on account of Cause unless the Participant is given at least 30 days' advance written notice and if such event or circumstance is not cured to the satisfaction of the Board within such 30 day period.

          (h)    Change in Control.    The term "Change of Control" means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Affiliates taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company and its Affiliates; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) who is not a Permitted Equity Holder becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company's voting stock; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any person (as such term is used in Section 13(d) of the Exchange Act), regardless of that person's direct or indirect beneficial ownership interest prior to such transaction, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company's voting stock and (B) the Company's voting stock ceases to be traded on any national securities exchange; or (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

          (i)    Code.    The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (j)    Committee.    The term "Committee" is defined in subsection 6.1.

          (k)    Company.    The term "Company" is defined in subsection 1.1 of the Plan.

          (l)    Continuing Directors.    The term "Continuing Directors" means, as of any date of determination, any member of the Board who (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at such date.

          (m)    Effective Date.    The term "Effective Date" means October 6, 2009, the date on which the Plan was originally approved by the Company's stockholders.

          (n)    Eligible Person.    The term "Eligible Person" shall mean any person employed within the meaning of section 3401(c) of the Code and the regulations promulgated thereunder by the Company or an Affiliate; and any officer or director of the Company or an Affiliate even if he or she is not an employee within the meaning of section 3401(c) of the Code.

          (o)    Exchange Act.    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (p)    Exercise Price.    The term "Exercise Price" is defined in subsection 2.2 of the Plan.

          (q)    Expiration Date.    The term "Expiration Date" is defined in subsection 2.10 of the Plan.

          (r)    Fair Market Value.    The term "Fair Market Value" shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee. With respect to Options and SARs, Fair Market Value shall be determined in accordance with section 409A of the Code.

          (s)    Full Value Award.    The term "Full Value Award" is defined in paragraph 3.1(a) of the Plan.

          (t)    Good Reason.    For purposes of determining whether a Participant's employment or service is terminated in a Qualifying Termination, the term "Good Reason" means, with respect to a Participant, (i) a significant reduction in the Participant's authority, responsibilities, position or compensation, or (ii) a material relocation of the principal place at which Participant is required to perform the material functions of his position, but in no event less than thirty-five miles from the principal place at which Participant performs such services immediately prior to a Change in Control, which the Company has failed to remedy within thirty days after receipt of Participant's written notice thereof (which notice shall be provided no later than thirty days following the date on which the Participant first becomes aware (or should be aware) of an event described in clause (i) or (ii) above).

          (u)    ISO.    The term "ISO" is defined in paragraph 2.1(a) of the Plan.

          (v)    Non-Employee Director.    The term "Non-Employee Director" means any person who is a member of the Board and who is not an employee of the Company or any Affiliate.

          (w)    NQSO.    The term "NQSO" is defined in paragraph 2.1(a) of the Plan.

          (x)    Option.    The term "Option" is defined in paragraph 2.1(a) of the Plan.

          (y)    Participant.    The term "Participant" is defined in subsection 1.3 of the Plan.

          (z)    Performance-Based Compensation.    The term "Performance-Based Compensation" is defined in subsection 3.3 of the Plan.

          (aa)    Performance Measures.    For purposes of the Plan, the term "Performance Measures" shall mean performance targets based on one or more of the following criteria (i) earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, or (xxiv) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles which are identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings and items that may not be infrequent or unusual but which may have inconsistent effects on performance and which are in adjusted in accordance with Regulation G issued under the Exchange Act.

          (bb)    Permitted Equity Holder.    The term "Permitted Equity Holder" means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants) and any entity the equity interests of which are owned by only such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

          (cc)    Plan.    The term "Plan" is defined in subsection 1.1 of the Plan.

          (dd)    Prior Plan.    The term "Prior Plan" is defined in subsection 1.1 of the Plan.

          (ee)    Qualifying Termination.    The term "Qualifying Termination" means a termination of a Participant's employment or service with the Company and its Affiliates (i) by the Company and/or its Affiliates without Cause or (ii) by the Participant for Good Reason. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was a member of the Board immediately prior to the Change in Control) the entity into which the Company is merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of determining whether he has incurred a Qualifying Termination until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

          (ff)    SAR.    The term "SAR" is defined in paragraph 2.1(b) of the Plan.

          (gg)    Stock.    The term "Stock" shall mean common stock, par value $. 01 per share, of the Company.

          (hh)    Substitute Award.    The term "Substitute Award" means and Award granted or shares of Stock issued by the Company in assumption of, or in substitute or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award under, would be prohibited under subsection 2.7 (relating to repricing).

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000254932_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following Class II Director Nominees: 1. Election of Directors Nominees 01 Bonnie Biumi 02 Jeffrey D. Goldstein 03 Virginia McDowell ISLE OF CAPRI CASINOS, INC. 600 EMERSON ROAD, SUITE 300 ST. LOUIS, MO 63141 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan. 3 To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2016 fiscal year. NOTE: The Proxies are authorized to vote in their discretion upon all such matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000254932_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . ISLE OF CAPRI CASINOS, INC. Annual Meeting of Stockholders October 7, 2015 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Virginia McDowell, Eric L. Hausler and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 600 Emerson Road, St. Louis, Missouri, on October 7, 2015 at 9:00 a.m., Central Time, and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on this ballot. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side